Exhibit 10.1

EXECUTION VERSION

$3,500,000,000

CREDIT AGREEMENT

dated as of February 17, 2023

among

EMERSON ELECTRIC CO.,

THE SUBSIDIARY BORROWERS PARTY HERETO,

THE LENDERS AND LC ISSUERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as the Agent,

and

CITIBANK, N.A.,

as the Syndication Agent

JPMORGAN CHASE BANK, N.A.

and

CITIBANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

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ii

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SCHEDULES:

Pricing Schedule
Schedule 1.1(a)	Commitments
Schedule 1.1(b)	Foreign Currency Payment Offices

EXHIBITS:

EXHIBIT A-1	Ratable Note
EXHIBIT A-2	Swing Line Note
EXHIBIT B	Opinion of Special Counsel for the Company
EXHIBIT C	Assignment and Assumption Agreement
EXHIBIT D	Designation Agreement
EXHIBIT E-1	U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT E-2	U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT E-3	U.S. Tax Compliance Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT E-4	U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT F-1	Borrowing Subsidiary Agreement
EXHIBIT F-2	Borrowing Subsidiary Termination

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of February 17, 2023, is by and among EMERSON ELECTRIC CO., the SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS, the LC ISSUERS and JPMORGAN CHASE BANK, N.A., as Agent. The parties hereto agree as follows:

RECITALS:

A.            The Borrowers have requested the Lenders and the LC Issuers to make financial accommodations to them in the aggregate principal amount of $3,500,000,000; and

B.             The Lenders and the LC Issuers are willing to extend such financial accommodations on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders, the LC Issuers and the Agent hereby agree as follows:

Article 1.

DEFINITIONS

Section 1.01      Definitions.      The following terms, as used herein, have the following meanings:

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.25(d).

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Advance denominated in British Pounds Sterling, an interest rate per annum equal to the Daily Simple RFR for British Pounds Sterling, and (ii) with respect to any RFR Advance denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that, if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Advance denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Advance denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that, if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBO Rate” means, with respect to any Term Benchmark Advance denominated in Japanese Yen for any Interest Period, an interest rate per annum equal to (a) the TIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, if the Adjusted TIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Lender.

“Advance” means a Ratable Advance.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Agent” means JPMCB in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Agent-Related Person” has the meaning assigned to such term in Section 7.06.

“Aggregate Commitment” means, at any time, the aggregate amount of the Commitments of all the Lenders at such time, after giving effect to any increases or permanent reductions in the Commitments pursuant to the terms hereof.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate amount of the Outstanding Credit Exposures of all the Lenders.

“Agreed Currencies” means (a) Dollars, (b) so long as such currencies remain Eligible Currencies, British Pounds Sterling, Japanese Yen and Euros and (c) any other Eligible Currency which the Company requests the Agent to include as an Agreed Currency hereunder and which is reasonably acceptable to all of the Lenders. If, after the designation by the Lenders of any currency as an Agreed Currency, (i) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (ii) such currency is, in the determination of the Agent, no longer readily available or freely traded or (iii) in the determination of the Agent, a Dollar Amount of such currency is not readily calculable, the Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Agent, the Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in Article 2.

“Agreement” means this Credit Agreement, together with all exhibits and schedules hereto, as may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 8.01 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 8.01(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

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“Ancillary Document” has the meaning assigned to such term in Section 9.13.

“Applicable Lending Office” means, with respect to any Lender, (a) in the case of its Base Rate Loans, its Domestic Lending Office and (b) in the case of its Term Benchmark Loans, its Foreign Currency Lending Office.

“Applicable Margin” means, for any day, with respect to any Base Rate Loan, Term Benchmark Loan or RFR Loan, or with respect to the Facility Fees payable hereunder, as the case may be, the applicable rate per annum set forth on the Pricing Schedule under the caption “Base Rate Spread”, “Term Benchmark Spread”, “RFR Spread” or “Facility Fee Rate”, as the case may be, based upon the Index Debt Rating on such date.

“Approved Jurisdictions” means the United States, the Netherlands, the Republic of Ireland and the United Kingdom.

“Arranger” means each of JPMCB and Citibank, in its capacity as a joint bookrunner and joint lead arranger hereunder.

“Assignee” has the meaning set forth in Section 9.06(c).

“Assignment and Assumption Agreement” means an agreement in substantially the form of Exhibit C hereto.

“Authorized Officer” means the Chief Executive Officer, the Treasurer or the Chief Financial Officer of the applicable Borrower.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment at such time minus the Aggregate Outstanding Credit Exposure at such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 8.01.

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate Advance” means a borrowing of Base Rate Loans hereunder (a) made by the Lenders on the same Borrowing Date, or (b) into which Term Benchmark Loans are converted by the Lenders on the same date of conversion of Base Rate Loans, and consisting, in either case, of the aggregate amount of the several Base Rate Loans in the same Agreed Currency.

“Base Rate Loan” means a Loan made pursuant to Section 2.02 which bears interest at the Alternate Base Rate.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan in any Agreed Currency, the Relevant Rate for such Agreed Currency; provided that, if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 8.01.

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“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)            in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for RFR Advances denominated in Dollars;

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

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(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.01 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.01.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Subsidiary Borrower.

“Borrowing Date” means a date on which an Advance or a Swing Line Loan is made hereunder.

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“Borrowing Notice” means a Ratable Borrowing Notice or a Swing Line Borrowing Notice, as the context may require.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1 hereto.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2 hereto.

“British Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (i) in relation to Loans denominated in Euros and in relation to the calculation or computation of the EURIBO Rate, any day which is a TARGET Day, (ii) in relation to Loans denominated in Japanese Yen and in relation to the calculation or computation of the TIBO Rate or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (iii) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any day which is a RFR Business Day and (iv) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any day which is a U.S. Government Securities Business Day.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Margin applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means the greater of (i) (A) for any Loan denominated in (a) British Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euros, one of the following three rates as may be selected by the Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Foreign Currency determined after the Effective Date, a central bank rate as determined by the Agent in good faith in its reasonable discretion and in consultation with the Company; plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor.

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“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in:

(a)            euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euros in effect on the last Business Day in such period,

(b)            British Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Advances denominated in British Pounds Sterling for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Advances denominated in British Pounds Sterling was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of British Pounds Sterling in effect on the last RFR Business Day in such period, and

(c)            any other Foreign Currency determined after the Effective Date, an adjustment as determined by the Agent in its reasonable discretion.

For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (i)(B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any LC Issuer (or, for purposes of Section 8.03, by any lending office of such Lender or by such Lender’s or such LC Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.18.

“Citibank” means Citibank, N.A., in its individual capacity, and its successors.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Collateral Shortfall Amount” is defined in Section 6.03.

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“Commitment” means, for each Lender, the obligation of such Lender to make Ratable Loans and to refund or participate in Swing Line Loans and Facility LCs in an aggregate amount not exceeding the amount set forth opposite its name on Schedule 1.1(a) hereto, as it may be modified as a result of any assignment that has become effective pursuant to Section 9.06(c) or as otherwise modified from time to time pursuant to the terms hereof.

“Company” means Emerson Electric Co., a Missouri corporation, and its successors.

“Company’s 2022 Form 10-K” means the Company’s annual report on Form 10-K for the fiscal year ending September 30, 2022, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

“Computation Date” is defined in Section 2.03.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

“Consolidated Total Assets” means, at any date, the total assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion/Continuation Notice” is defined in Section 2.02.4.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.17.

“Credit Extension” means the making of an Advance or a Swing Line Loan or the issuance of a Facility LC hereunder.

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“Credit Extension Date” means the Borrowing Date for an Advance or a Swing Line Loan or the issuance date for a Facility LC.

“Credit Party” means the Agent, each LC Issuer, each Swing Line Lender or any other Lender.

“Daily Simple ESTR” means, for any day (an “ESTR Interest Day”), with respect to any Swing Line Loan, an interest rate per annum equal to the greater of (a) ESTR for the day that is one Business Day prior to (i) if such ESTR Interest Day is an RFR Business Day, such ESTR Interest Day or (ii) if such ESTR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such ESTR Interest Day and (b) 0%. Any change in Daily Simple ESTR due to a change in ESTR shall be effective from and including the effective date of such change in ESTR without notice to any Borrower.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) British Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Dollars, Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (e) all non-contingent obligations (and, for purposes of Section 5.08 and the definition of Material Debt, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (f) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (g) all Debt of others Guaranteed by such Person.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Facility LCs or Swing Line Loans or (iii) pay over to any Specified Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Specified Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by a Specified Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Facility LCs and Swing Line Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Specified Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Agent, or (d) has, or has a Parent which has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

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“Derivatives Obligations” of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit default swap, credit default insurance or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Designated Lender” means, with respect to any Designating Lender, an Eligible Designee designated by it pursuant to Section 9.07(a) as a Designated Lender for purposes of this Agreement.

“Designating Lender” means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 9.07(a).

“Designation Agreement” has the meaning assigned to such term in Section 9.07(a).

“Dollar Amount” of any amount of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Agent using any method of determination it deems appropriate in its reasonable discretion.

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“Dollars” and “$” shall mean the lawful currency of the United States of America.

“Domestic Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Currency” means any currency (a) that is readily available, (b) that is freely traded, (c) that is freely transferable and convertible into Dollars and (d) as to which a Dollar Amount may be readily calculated.

“Eligible Designee” means a special purpose corporation that (a) is organized under the laws of the United States or any state thereof, (b) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (c) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s.

“Eligible Subsidiary” means (i) any Subsidiary organized under the laws of an Approved Jurisdiction and (ii) any Subsidiary that is not organized under the laws of an Approved Jurisdiction and is approved from time to time by the Agent and each of the Lenders (such approval not to be unreasonably withheld, conditioned or delayed).

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“ESTR Interest Day” has the meaning specified in the definition of “Daily Simple ESTR”.

“ESTR Loan” means a Loan that bears interest at a rate based on Daily Simple ESTR.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and/or “€” means the single currency unit of the Participating Member States.

“EURIBO Rate” means, with respect to any Term Benchmark Advance denominated in Euros and for any Interest Period, the EURIBO Screen Rate, two (2) TARGET Days prior to the commencement of such Interest Period.

“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

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“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 8.06) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 8.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 8.04(g) and (d) any withholding Taxes imposed under FATCA.

“Exempt Debt” has the meaning set forth in Section 5.08(g).

“Existing Agreement” means the $3,500,000,000 Credit Agreement, dated as of May 23, 2018, among the Company, the financial institutions party thereto and JPMCB, as Agent.

“Extended Facility Termination Date” has the meaning assigned to such term in Section 2.25(a).

“Extending Lender” has the meaning assigned to such term in Section 2.25(b).

“Extension Availability Period” means the period beginning on the Effective Date and ending on the five year anniversary thereof.

“Extension Date” means the date upon which the conditions precedent to the effectiveness of an extension of the Facility Termination Date set forth in Section 2.25(f) have been satisfied.

“Facility Fee” is defined in Section 2.06.

“Facility LC” is defined in Section 2.19.1.

“Facility LC Application” is defined in Section 2.19.3.

“Facility LC Collateral Account” is defined in Section 2.19.11.

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“Facility Termination Date” means February 17, 2028, as extended (in the case of each Lender consenting thereto pursuant to Section 2.25, or any earlier date on which the Aggregate Commitment is reduced to zero pursuant to Section 2.06 or terminated pursuant to Section 6.03, or, if any such day is not a Business Day, then the next preceding Business Day.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate shall be 0%.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency Lending Office” means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Foreign Currency Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Foreign Currency Lending Office by notice to the Company and the Agent.

“Foreign Currency Payment Office” of the Agent shall mean, for each of the Foreign Currencies, the office, branch, affiliate or correspondent bank of the Agent specified as the “Foreign Currency Payment Office” for such currency on Schedule 1.1(b) hereto or such other office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to the Company and each Lender as its Foreign Currency Payment Office.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or European Central Bank).

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“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” is defined in Article 10.

“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Index Debt” means the senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of the Company.

“Index Debt Rating” means, as of any date, the rating that has been most recently announced by S&P and Moody’s for the Index Debt of the Company. For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating for the Index Debt in the lowest level in the Pricing Schedule; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different levels set forth in the Pricing Schedule, the Applicable Margin shall be based on the higher of the two ratings unless the ratings differ by more than one level, in which case the governing rating shall be the rating next below the higher of the two; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Agent shall negotiate in good faith the terms of an amendment to this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

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“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

“Information” has the meaning set forth in Section 9.09.

“Interest Period” means, with respect to any Term Benchmark Advance, a period of one, three or six months commencing on a Business Day selected by the applicable Borrower in a Borrowing Notice or a Conversion/Continuation Notice and ending on the day which corresponds numerically to such date one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Advance for any Agreed Currency), as such Borrower may elect in such Borrowing Notice; provided, however, that (i) if the first day of such Interest Period is the last Business Day of a calendar month or if there is no such numerically corresponding day in such next, third or sixth succeeding month, such Interest Period shall, subject to clause (iii) below, end on the last Business Day of such next, third or sixth succeeding month, (ii) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall, subject to clause (iii) below, end on the next succeeding Business Day unless said next succeeding Business Day falls in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (iii) any Interest Period which would otherwise end after the Facility Termination Date shall end on the Facility Termination Date and (iv) no tenor that has been removed from this definition pursuant to Section 8.01(e) shall be available for specification in such Borrowing Notice or Conversion/Continuation Notice

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Facility LC, the “International Standby Practices 1998” published by the International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance).

“Japanese Prime Rate” means for any Loan denominated in Japanese Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.

“Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBO Rate for the five most recent Business Days preceding such day for which the TIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBO Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period. For purposes of this definition, the TIBO Rate on any day shall be based on the TIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Japanese Yen for a maturity of one month.

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“Japanese Yen” or “¥” means the lawful currency of Japan.

“JPMCB” means JPMorgan Chase Bank, N.A., in its individual capacity, and its successors.

“LC Commitment” means the obligation of each LC Issuer to issue Facility LCs in accordance with Section 2.19.1 up to a maximum aggregate amount of outstanding LC Obligations of $200,000,000. As of the Effective Date, (a) the LC Commitment of JPMCB is $100,000,000 and (b) the LC Commitment of Citibank is $100,000,000.

“LC Fee” is defined in Section 2.19.4.

“LC Issuer” means JPMCB (or any subsidiary or affiliate of JPMCB designated by JPMCB), Citibank (or any subsidiary or affiliate of Citibank designated by Citibank), or any other Lender that agrees to be an issuer of Facility LCs hereunder, as selected by the applicable Borrower from time to time, in its capacity as an issuer of Facility LCs hereunder.

“LC Obligations” means, at any time, the sum, without duplication, of (a) the aggregate undrawn stated amount of all Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations. The LC Obligations of any Lender at any time shall be its Pro Rata Share of the total LC Obligations at such time. For all purposes of this Agreement, if on any date of determination a Facility LC has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Facility LC itself, or if compliant documents have been presented but not yet honored, such Facility LC shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Company and each Lender shall remain in full force and effect until the LC Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Facility LC.

“LC Payment Date” is defined in Section 2.19.5.

“Lender” means each Person listed and identified as such on the signature pages of this Agreement, each Assignee which becomes a Lender pursuant to Section 8.06 or 9.06(c), and their respective successors. Unless otherwise specified or the context requires otherwise, the term “Lenders” includes the LC Issuers and the Swing Line Lenders.

“Lender Notice Date” has the meaning assigned to such term in Section 2.25(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

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“Lender-Related Person” has the meaning assigned to such term in Section 9.03(c).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means, (a) with respect to any Lender, any Ratable Loan made by such Lender pursuant to Section 2.02 (or any conversion or continuation thereof) and (b) with respect to any Swing Line Lender, any Swing Line Loan made by it pursuant to Section 2.04.

“Loan Documents” means this Agreement, any Notes issued pursuant to Section 2.13, the Facility LC Applications, each Borrowing Subsidiary Agreement and each Borrowing Subsidiary Termination.

“Material Adverse Effect” means (a) a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or (b) a material adverse effect on the rights and remedies of the Lenders under this Agreement and any Notes.

“Material Debt” means Debt (other than obligations arising under this Agreement or any Note) of the Company and/or one or more of its Significant Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $200,000,000.

“Material Plan” means at any time a Plan having aggregate Unfunded Liabilities in excess of $200,000,000.

“Maximum Rate” has the meaning assigned to such term in Section 9.18.

“Modify” and “Modification” are defined in Section 2.19.1.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes contributions by any Person that was a member of the ERISA Group at the time of such contributions or accruals but which ceased to be a member of the ERISA Group during such five year period.

“Non-Extending Lender” has the meaning assigned to such term in Section 2.25(b).

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“Notes” means, collectively, all of the Ratable Notes and Swing Line Notes which may be issued hereunder, and “Note” means any one of the Notes.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided further that, if any of the aforesaid rates as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnifications and other obligations of the Borrowers to the Lenders or to any Lender, the Agent or any indemnified party arising under this Agreement, any Note, the Facility LC Applications or any other Loan Document.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 8.06).

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“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (a) the aggregate principal amount of its Ratable Loans outstanding at such time, plus (b) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (c) an amount equal to its Pro Rata Share of the LC Obligations at such time.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Agent or the LC Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Participant” has the meaning set forth in Section 9.06(b).

“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union.

“Participant Register” has the meaning set forth in Section 9.06(b).

“Patriot Act” has the meaning assigned to such term in Section 9.10.

“Payment” has the meaning assigned to such term in Section 7.08(c).

“Payment Date” means (a) with respect to any Base Rate Advance and any Loan that bears interest at the Japanese Prime Rate, the last day of each March, June, September and December and the Facility Termination Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Advance of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Facility Termination Date and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Advance of which such Loan is a part and, in the case of a Term Benchmark Advance with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Facility Termination Date.

“Payment Notice” has the meaning assigned to such term in Section 7.08(c).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

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“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pricing Schedule” means the Schedule attached hereto and identified as such.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment; provided that, for the purposes of determining a Swing Line Lender’s Pro Rata Share of the Swing Line Commitment (but not any Swing Line Obligations) pursuant to Section 2.04, “Pro Rata Share” means, with respect to a Swing Line Lender, a portion equal to a fraction the numerator of which is such Swing Line Lender’s Swing Line Commitment and the denominator of which is the aggregate Swing Line Commitments of all Swing Line Lenders; provided further that pursuant to, and as provided in, Section 2.23 for so long as a Defaulting Lender shall exist, “Pro Rata Share” shall be calculated disregarding any Defaulting Lender’s Commitment.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.17.

“Ratable Advance” means a Base Rate Advance or a Term Benchmark Advance.

“Ratable Borrowing Notice” is defined in Section 2.02.3.

“Ratable Loan” means a Base Rate Loan or a Term Benchmark Loan.

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“Ratable Note” means any promissory note issued at the request of a Lender pursuant to Section 2.13(d) to evidence its Ratable Loans in substantially the form of Exhibit A-1 hereto.

“Recipient” means (a) the Agent, (b) any Lender and (c) any LC Issuer, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two (2) TARGET Days preceding the date of such setting, (iii) if such Benchmark is the TIBO Rate, 11:00 a.m., Japan time, two (2) Business Days preceding the date of such setting, (iv) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to such setting, (v) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting or (vi) if such Benchmark is none of the Term SOFR Rate, Daily Simple SOFR, the EURIBO Rate, the TIBO Rate or SONIA, the time determined by the Agent in its reasonable discretion.

“Regulation U” means Regulation U of the Board, as in effect from time to time.

“Reimbursement Obligations” means, at any time, all obligations of the Borrowers under Section 2.19.6 to reimburse the LC Issuers for amounts paid by the LC Issuers in respect of any one or more drawings under Facility LCs.

“Related Parties” means, with respect to any specified Person, such Person’s affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in British Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

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“Relevant Rate” means (i) with respect to any Term Benchmark Advance denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Advance denominated in Euros, the Adjusted EURIBO Rate, (iii) with respect to any Term Benchmark Advance denominated in Japanese Yen, the Adjusted TIBO Rate or (iv) with respect to any RFR Advance denominated in British Pounds Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Advance denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Advance denominated in Euros, the EURIBO Screen Rate or (iii) with respect to any Term Benchmark Advance denominated in Japanese Yen, the TIBO Screen Rate.

“Required Lenders” means at any time, subject to Section 2.23(b), Lenders in the aggregate having more than 50% of the Aggregate Commitment or, if the Aggregate Commitment shall have been terminated, Lenders in the aggregate holding more than 50% of the Aggregate Outstanding Credit Exposure.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“RFR” means, for any RFR Loan denominated in (a) British Pounds Sterling, SONIA and (b) Dollars, Daily Simple SOFR, and when used in reference to any Loan or Advance, means that such Loan, or the Loans comprising such Advance, bears interest at a rate determined by reference to the applicable Adjusted Daily Simple RFR.

“RFR Advance” means, as to any Advance, the RFR Loans comprising such Advance.

“RFR Business Day” means, for any Loan denominated in (a) British Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means a country or territory that is the subject of comprehensive territorial Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctions” means any sanctions and embargos issued or administered by any authority in the United Nations, the European Union, Japan, Switzerland (e.g. the State Secretariat for Economic Affairs of Switzerland and/or the Directorate of Public International Law), the United Kingdom (e.g., His Majesty’s Treasury of the United Kingdom) or the United States of America (e.g. OFAC).

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“SDN List” means the Specially Designated Nationals and Blocked Persons List maintained by OFAC.

“Significant Subsidiary” means at any time (i) any Subsidiary Borrower and (ii) a Subsidiary of the Company which as of such time meets the definition of a “significant subsidiary” contained as of the Effective Date in Regulation S-X of the Securities and Exchange Commission.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Party” means the Agent, any LC Issuer, any Swing Line Lender or any other Lender.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject with respect to the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those reserves imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

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“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Borrower” means any Eligible Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.24 and that has not ceased to be a Subsidiary Borrower pursuant to Section 2.24.

“Supported QFC” has the meaning assigned to such term in Section 9.17.

“Swing Line Borrowing Notice” is defined in Section 2.04.2.

“Swing Line Commitment” means the obligation of the Swing Line Lenders to make Swing Line Loans up to a maximum aggregate principal amount of €100,000,000 at any one time outstanding. As of the Effective Date, (a) the Swing Line Commitment of JPMCB is €50,000,000 and (b) the Swing Line Commitment of Citibank is €50,000,000.

“Swing Line Lender” means each of JPMCB, Citibank and each other Lender which may succeed to any of their rights and obligations as Swing Line Lenders pursuant to the terms of this Agreement.

“Swing Line Loan” means a Loan made available to the applicable Borrower by a Swing Line Lender pursuant to Section 2.04.

“Swing Line Note” means any promissory note issued at the request of a Swing Line Lender pursuant to Section 2.13(d) to evidence its Swing Line Loans substantially in the form of Exhibit A-2 hereto.

“Swing Line Obligations” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Obligations of any Lender at any time shall be the sum of (a) its Pro Rata Share of the aggregate principal amount of all Swing Line Loans outstanding at such time (excluding, in the case of any Lender that is a Swing Line Lender, Swing Line Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swing Line Loans), adjusted to give effect to any reallocation under Section 2.23 of the Swing Line Obligations of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swing Line Lender, the aggregate principal amount of all Swing Line Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swing Line Loans.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

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“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Advance, means that such Loan, or the Loans comprising such Advance, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate.

“Term SOFR Determination Day” has the meaning assigned to such term under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“TIBO Rate” means, with respect to any Term Benchmark Advance denominated in Japanese Yen and for any Interest Period, the TIBO Screen Rate two (2) Business Days prior to the commencement of such Interest Period.

“TIBO Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m., Japan time, two (2) Business Days prior to the commencement of such Interest Period.

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“Total Revolving Credit Exposure” means, at any time, the sum of the outstanding principal amount of all Lenders’ Loans, their LC Obligations and their Swing Line Obligations at such time; provided that clause (a) of the definition of Swing Line Obligations shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swing Line Loans.

“Type”, when used in reference to any Loan or Advance, refers to whether the rate of interest on such Loan, or on the Loans comprising such Advance, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, the Adjusted Daily Simple RFR, the Alternate Base Rate, the Japanese Prime Rate, ESTR or the Central Bank Rate.

“UCP” means, with respect to any Facility LC, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.17.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 8.04(g)(B)(iii).

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02     Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes agreed to by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Article 5 for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

Section 1.03     Types of Advances. The term “Advance” denotes the aggregation of Loans of one or more Lenders made or to be made to the applicable Borrower pursuant to Article 2 on a single date in a single Agreed Currency and for a single initial Interest Period. Advances are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Advance (e.g., a “Base Rate Advance” or a “Term Benchmark Advance”) or by reference to the provisions under which participation therein is determined (e.g., a “Ratable Advance” is an Advance under Section 2.02 in which all Lenders participate in proportion to their Commitments).

Section 1.04     Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 8.01(b) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) to the extent provided by any such information source or service.

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Section 1.05     Facility LC Amounts. Unless otherwise specified herein, the amount of a Facility LC at any time shall be deemed to be the Dollar Amount of the stated amount of such Facility LC available to be drawn at such time; provided that, with respect to any Facility LC that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Facility LC shall be deemed to be the Dollar Amount of the maximum amount of such Facility LC after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Section 1.06     Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

Section 1.07     Exchange Rates; Currency Equivalents.

(a)      The Agent or the applicable LC Issuer, as applicable, shall determine the Dollar Amount of Term Benchmark Advances, RFR Advances or Facility LCs denominated in Foreign Currencies. Such Dollar Amount shall become effective as of such Computation Date and shall be the Dollar Amount of such amounts until the next Computation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Foreign Currency for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Agent or the LC Issuer, as applicable.

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(b)      Wherever in this Agreement in connection with an Advance, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Facility LC, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Advance, Loan or Facility LC is denominated in a Foreign Currency, such amount shall be the Dollar Amount of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Agent or the LC Issuer, as the case may be.

Article 2.

THE CREDITS

Section 2.01     The Facility.

2.01.1       Description of Facility. The Lenders hereby establish in favor of the Borrowers a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set forth:

(a)      each Lender severally agrees to make Ratable Loans to the Borrowers in accordance with Section 2.02;

(b)      each Lender severally agrees to participate in Facility LCs issued upon the request of the Borrowers, and each LC Issuer severally agrees to issue Facility LCs hereunder in accordance with Section 2.19; and

(c)      each Swing Line Lender severally agrees to make Swing Line Loans to the Borrowers in accordance with Section 2.04.

Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance (and in the case of an Affiliate, the provisions of Sections 2.22, 8.01, 8.03 and 8.04 shall apply to such Affiliate to the same extent as to such Lender; provided that no such branch or Affiliate of a Lender shall be entitled to any amounts payable under such Sections solely in respect of increased costs resulting from such Lender’s exercise of such option and existing at the time of such Lender’s exercise of such option); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Advance in accordance with the terms of this Agreement.

2.01.2       Amount of Facility; Increase of Aggregate Commitment. The Company may, at its option, on one or more occasions, at any time on or prior to the Facility Termination Date, seek to increase the Aggregate Commitment by up to an aggregate amount which is no greater than $1,000,000,000 upon at least three (3) Business Days’ prior notice to the Agent, which notice shall specify the amount of any such increase (which shall be in an amount not less than $50,000,000) and shall be delivered at a time when no Default has occurred and is continuing. The Company may, after giving such notice, offer all or any portion of the increase in the Aggregate Commitment on either a ratable basis to the Lenders or a non pro-rata basis to one or more Lenders and/or to other banks or entities reasonably acceptable to the Agent (any Person that accepts such offer, whether or not a Lender at such time, an “Increasing Lender”, and any Increasing Lender that is not a Lender at the time of such acceptance, a “New Lender”). Any Lender may, in its sole discretion, accept or reject any offer from the Company to increase its Commitment. No increase in the Aggregate Commitment shall become effective until each Increasing Lender shall have delivered to the Agent a document in form reasonably satisfactory to the Agent pursuant to which such Increasing Lender shall state the amount of its Commitment and each New Lender shall assume and accept the obligations and rights of a Lender hereunder, and the Company shall have accepted such incremental Commitments. Each Increasing Lender shall accept an assignment from the existing Lenders, and each existing Lender shall make a ratable assignment to each Increasing Lender of an interest in each then outstanding Ratable Advance and a participation in each outstanding Swing Line Loan and Facility LC such that, after giving effect thereto, all Ratable Advances and participations in all Facility LCs and Swing Line Loans are held ratably by the Lenders (including the Increasing Lenders) in proportion to their respective Commitments. Assignments pursuant to the preceding sentence shall be automatic after giving effect to each increase in the Aggregate Commitment and shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and Facility Fees and LC Fees. The Company shall make any payments under Section 2.22 resulting from such assignments.

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2.01.3       Availability of Facility. Subject to the terms of this Agreement, the facility is available from the Effective Date to the Facility Termination Date, and the Borrowers may borrow and reborrow at any time prior to the Facility Termination Date and may repay at any time on or prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date.

2.01.4       Repayment of Facility. All outstanding Loans and all other accrued and unpaid Obligations shall be paid in full on the Facility Termination Date.

Section 2.02     Ratable Advances.

2.02.1       Ratable Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrowers in Agreed Currencies from time to time from and including the date of this Agreement and prior to the Facility Termination Date in Dollar Amounts not to exceed in the aggregate at any one time outstanding its Pro Rata Share of the Available Aggregate Commitment existing at such time. Each Ratable Advance hereunder shall consist of Loans made by the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. Subject to Section 8.01, each Advance shall be comprised (i) in the case of Advances in Dollars, entirely of Base Rate Advances or Term Benchmark Loans and (ii) in the case of Advances in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the applicable Borrower may request in accordance herewith; provided that each Base Rate Advance shall only be made in Dollars.

2.02.2       Types of Advances. The Ratable Advances may be Base Rate Advances or Term Benchmark Advances, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.02.3 and 2.02.4.

2.02.3       Method of Selecting Types and Interest Periods for New Advances. The applicable Borrower shall select the Type of Ratable Advance and, in the case of each Term Benchmark Advance, the Interest Period and Agreed Currency applicable thereto from time to time. An Authorized Officer of the applicable Borrower shall give the Agent irrevocable notice (a “Ratable Borrowing Notice”) not later than (v) 1:00 p.m. (Chicago time) on the Borrowing Date of each Base Rate Advance which is a Ratable Advance, (w) 10:00 a.m. (Chicago time) on the third U.S. Government Securities Business Day before the Borrowing Date for each Term Benchmark Advance denominated in Dollars, (x) 10:00 a.m. (Chicago time) on the third Business Day before the Borrowing Date for each Term Benchmark Advance denominated in Euros, (y) 10:00 a.m. (Chicago time) on the fourth Business Day before the Borrowing Date for each Term Benchmark Advance denominated in Japanese Yen and (z) 10:00 a.m. (Chicago time) on the fifth RFR Business Day before the Borrowing Date for each RFR Advance denominated in British Pounds Sterling, specifying:

(a)      the name of the applicable Borrower,

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(b)      the Borrowing Date of such Ratable Advance, which shall be a Business Day,

(c)      the Agreed Currency and the aggregate principal amount of such Ratable Advance,

(d)      the Type of such Ratable Advance, and

(e)      in the case of each Term Benchmark Advance, the Interest Period applicable thereto.

On each Borrowing Date, each Lender shall make available its Ratable Loan or Ratable Loans (i) if such Ratable Loan is denominated in Dollars, not later than (x) for any Base Rate Advance, 2:00 p.m. (Chicago time) and (y) for any Term Benchmark Advance, 11:00 a.m. (Chicago time), in each case, in funds immediately available to the Agent at its address specified pursuant to Section 9.01 and (ii) if such Ratable Loan is denominated in a Foreign Currency, no later than 12:00 noon, local time, in the city of the Agent’s Foreign Currency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent’s Foreign Currency Payment Office for such currency. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Lenders available to the applicable Borrower at the Agent’s aforesaid address.

2.02.4       Conversion and Continuation of Outstanding Advances. Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Term Benchmark Advances pursuant to this Section 2.02.4 or are prepaid in accordance with Section 2.08. Each Term Benchmark Advance shall continue as a Term Benchmark Advance until the end of the then applicable Interest Period therefor, at which time:

(a)      each such Term Benchmark Advance denominated in Dollars shall be automatically converted into a Base Rate Advance unless (x) such Term Benchmark Advance is or was prepaid in accordance with Section 2.08 or (y) the applicable Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Term Benchmark Advance continue as a Term Benchmark Advance for the same or another Interest Period; and

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(b)      each such Term Benchmark Advance denominated in a Foreign Currency shall continue as a Term Benchmark Advance in the same Foreign Currency with an Interest Period of one month unless (x) such Term Benchmark Advance is or was prepaid in accordance with Section 2.08 or (y) the applicable Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Term Benchmark Advance continue as a Term Benchmark Advance for the same or another Interest Period.

Subject to the terms of Section 2.07, the applicable Borrower may elect from time to time to convert all or any part of a Ratable Advance of any Type into any other Type or Types of Advances denominated in the same or any other Agreed Currency; provided that any conversion of any Term Benchmark Advance made on any day other than the last day of the Interest Period applicable thereto shall be subject to Section 2.22. The applicable Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Term Benchmark Advance or continuation of a Term Benchmark Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Base Rate Advance or three Business Days, in the case of a conversion into or continuation of a Term Benchmark Advance, prior to the date of the requested conversion or continuation, specifying:

   (i)            the requested date, which shall be a Business Day, of such conversion or continuation;

   (ii)           the Agreed Currency, principal amount and Type of the Ratable Advance which is to be converted or continued; and

   (iii)          for any Ratable Advance that is to be converted into or continued as a Term Benchmark Advance, the Interest Period applicable thereto.

A Conversion/Continuation Notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Advances; provided that (A) such portion is allocated ratably among the Loans comprising such Advance and (B) the portion to which such Conversion/Continuation Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (or, in the case of Loans that are Term Benchmark Loans, the Dollar Amount if denominated in a Foreign Currency), in each case unless such portion is comprised of Base Rate Loans.

If the relevant Borrower fails to deliver a timely Conversion/Continuation Notice with respect to a Term Benchmark Advance denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Advance is repaid as provided herein, at the end of such Interest Period such Advance shall be deemed to have an Interest Period that is one (1) month. If the relevant Borrower fails to deliver a timely and complete Conversion/Continuation Notice with respect to a Term Benchmark Advance denominated in a Foreign Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Advance is repaid as provided herein, such Borrower shall be deemed to have selected that such Term Benchmark Advance shall automatically be continued as a Term Benchmark Advance in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.05 requiring unanimous consent of the Lenders to changes in interest rates), then, so long as such Event of Default is continuing or, if sooner, upon revocation of such notice, (i) no outstanding Advance may be converted to or continued as a Term Benchmark Advance and (ii) unless repaid, (x) each Term Benchmark Advance and each RFR Advance, in each case denominated in Dollars shall be converted to a Base Rate Advance (A) in the case of a Term Benchmark Advance, at the end of the Interest Period applicable thereto or (B) in the case of an RFR Advance, on the next Payment Date in respect thereof, (y) each Term Benchmark Advance denominated in Japanese Yen shall be converted to a Loan that bears interest at the Japanese Prime Rate plus the Applicable Rate applicable to Base Rate Loans at the end of the Interest Period applicable thereto and (z) each Term Benchmark Advance and each RFR Advance, in each case denominated in a Foreign Currency other than Japanese Yen, shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency (or in the case of Japanese Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loans or RFR Loans denominated in any Foreign Currency shall either be (A) converted to a Base Rate Advance denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period or on the Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the Payment Date, as applicable, in full; provided that, if no election is made by the relevant Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, such Borrower shall be deemed to have elected clause (A) above.

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Section 2.03     Determination of Dollar Amounts. The Agent will determine the Dollar Amount of:

(a)      any Loan denominated in a Foreign Currency, on each of the following: (i) the date of the Advance of such Loan and (ii)(A) with respect to any Term Benchmark Loan, each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Advance of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month),

(b)      any Facility LC denominated in a Foreign Currency, on each of the following: (i) the date on which such Facility LC is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Facility LC that has the effect of increasing the face amount thereof, and

(c)      any Credit Extension, on any additional date as the Agent may determine at any time when an Event of Default exists.

Each day upon or as of which the Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Extension for which a Dollar Amount is determined on or as of such day.

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Section 2.04     Swing Line Loans.

2.04.1       Amount of Swing Line Loans. Each Swing Line Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans in Euros to the Borrowers from time to time from and including the date of this Agreement and prior to the Facility Termination Date in an aggregate principal amount not to exceed its Swing Line Commitment; provided that the outstanding principal amount of all Swing Line Loans shall not at any time exceed the aggregate Swing Line Commitments of the Swing Line Lenders. Subject to the terms of this Agreement, the Borrowers may borrow and reborrow Swing Line Loans at any time prior to the Facility Termination Date and may repay Swing Line Loans at any time on or prior to the Facility Termination Date.

2.04.2       Borrowing Notice. The applicable Borrower shall deliver to the Agent and the Swing Line Lenders irrevocable notice (a “Swing Line Borrowing Notice”) not later than 11:00 a.m. (London time) on the Borrowing Date of each Swing Line Loan, specifying (a) the name of the applicable Borrower, (b) the applicable Borrowing Date (which date shall be a Business Day), and (c) the aggregate amount of the requested Swing Line Loans which shall be an amount not less than €100,000. The Swing Line Loans shall be ESTR Loans.

2.04.3       Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loans. Not later than 1:00 p.m. (London time) on the applicable Borrowing Date, each Swing Line Lender shall make available its Swing Line Loan, in funds immediately available in Chicago, to the Agent at its address specified pursuant to Section 9.01. The Agent will promptly make the funds so received from the Swing Line Lenders available to the applicable Borrower on the Borrowing Date at the Agent’s aforesaid address.

2.04.4       Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the applicable Borrower on or before the tenth (10th) Business Day after the Borrowing Date for such Swing Line Loan. If not sooner paid by the applicable Borrower, each Swing Line Lender (a) may at any time in its sole discretion with respect to any outstanding Swing Line Loan made by such Swing Line Lender, or (b) shall on the tenth (10th) Business Day after the Borrowing Date of any Swing Line Loan made by such Swing Line Lender, require each Lender (including the Swing Line Lenders) to make a Ratable Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 5:00 p.m. (London time) on the date of any notice received pursuant to this Section 2.04.4 prior to 12:00 noon (London time) on such day (or not later than 10:00 a.m. (London time) on the next Business Day in the case of any such notice received after 12:00 noon (London time)), each Lender shall make available its required Ratable Loan, in funds immediately available to the Agent at its address specified pursuant to Section 9.01. Ratable Loans made pursuant to this Section 2.04.4 shall be Term Benchmark Loans subject to the other conditions and limitations set forth in this Article 2. Unless a Lender shall have notified the applicable Swing Line Lender, prior to the making any Swing Line Loan by such Swing Line Lender, that any applicable condition precedent set forth in Sections 3.01 or 3.02 had not then been satisfied, each Lender’s obligation to make Ratable Loans pursuant to this Section 2.04.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, any Swing Line Lender or any other Person, (ii) the occurrence or continuance of a Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Borrower, or (iv) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.04.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.04.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lenders, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Ratable Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.

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Section 2.05     [Intentionally Omitted].

Section 2.06     Facility Fee; Reductions in Aggregate Commitment. The Company agrees to pay to the Agent for the account of each Lender a facility fee (the “Facility Fee”), which shall accrue at the Applicable Margin with respect to the Facility Fee on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Outstanding Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender’s Outstanding Credit Exposure to but excluding the date on which such Lender ceases to have any Outstanding Credit Exposure. Accrued Facility Fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the date on which the Aggregate Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any Facility Fees accruing after the date on which the Aggregate Commitments terminate shall be payable on demand. The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in the amount of $25,000,000 or a multiple of $5,000,000 in excess thereof, upon at least three Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Dollar Amount of the Aggregate Outstanding Credit Exposure. Unless previously terminated, the Commitments shall terminate on the Facility Termination Date (subject to Section 2.25).

Section 2.07     Minimum Amount of Each Advance. Each Advance shall be in the amount of $10,000,000 or a multiple of $1,000,000 in excess thereof (or the Dollar Amounts if denominated in a Foreign Currency); provided that an Advance to repay Swing Line Loans may be in the amount of such Swing Line Loans and any Base Rate Advance may be in the amount of the unused Available Aggregate Commitment.

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Section 2.08     Principal Payments.

(a)      Any Borrower may from time to time prepay, without penalty or premium, all outstanding Base Rate Advances made to such Borrower or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Base Rate Advances upon notice to the Agent not later than 10:00 a.m. (Chicago time) on the date of such prepayment. Any Borrower may at any time prepay, without penalty or premium, all outstanding Swing Line Loans made to such Borrower, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 11:00 a.m. (Chicago time) on the date of prepayment. Any Borrower may from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 2.22 but without penalty or premium, all outstanding Term Benchmark Advances made to such Borrower, or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof (or the Dollar Amount if denominated in a Foreign Currency), any portion of the outstanding Term Benchmark Advances by notifying the Agent in a written notice (i) in the case of a prepayment of Term Benchmark Advances denominated in Dollars, not later than 10:00 a.m. (Chicago time) three Business Days (or such shorter time period as the Agent may reasonably agree) before the date of prepayment and (ii) in the case of a prepayment of Term Benchmark Advances denominated in Euros or Japanese Yen, not later than 10:00 a.m. (Chicago time) four Business Days (or such shorter time period as the Agent may reasonably agree) before the date of prepayment. Any Borrower may from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 2.22 but without penalty or premium, all outstanding RFR Advances made to such Borrower, or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof (or the Dollar Amount if denominated in a Foreign Currency), any portion of the outstanding RFR Advances by notifying the Agent in a written notice not later than 10:00 a.m. (Chicago time) five Business Days (or such shorter time period as the Agent may reasonably agree) before the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Advance.

(b)      If at any time, (i) other than as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (calculated, with respect to those Credit Extensions denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Extensions) exceeds the Aggregate Commitment or (ii) solely as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (so calculated) exceeds 105% of the Aggregate Commitment, the applicable Borrower or Borrowers shall in each case immediately repay Advances in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of the Total Revolving Credit Exposure (so calculated) to be less than or equal to the Aggregate Commitment.

Section 2.09     Interest.

(a)      Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Term Benchmark Advance into a Base Rate Advance pursuant to Section 2.02.4, to but excluding the date it is paid or is converted into a Term Benchmark Advance pursuant to Section 2.02.4 hereof, at a rate per annum equal to the Alternate Base Rate for such day, plus the Applicable Margin for Base Rate Loans. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.

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(b)      Each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, for such day, plus the Applicable Margin for Term Benchmark Loans.

(c)      Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple RFR, plus the Applicable Margin for RFR Loans.

(d)      [Intentionally Omitted].

(e)      [Intentionally Omitted].

(f)       Each Swing Line Loan shall bear interest at Daily Simple ESTR plus the Applicable Margin for RFR Loans.

Section 2.10     Rates Applicable After Default. The Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.05 requiring unanimous consent of the Lenders to changes in interest rates), declare that (a) overdue principal of and interest on each Advance (other than a Base Rate Advance) shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 1% per annum and (b) overdue principal of and interest on each Base Rate Advance, each Swing Line Loan and each Reimbursement Obligation shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 1% per annum.

Section 2.11     Method of Payment.

(a)      Except for Loans that have been converted into Loans of another Agreed Currency as provided in the definition of “Eligible Currency,” each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made, and any such amount in respect of a Loan that has been converted as described above shall be paid in the currency into which such Loan has been converted. All payments and prepayments to be made by the Borrowers hereunder in Dollars shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Section 9.01 or at any other Domestic Lending Office of the Agent specified in writing by the Agent to the Company, by 11:00 a.m. (Chicago time) on the date when due. All payments to be made by the Borrowers hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Agent, at its Foreign Currency Payment Office for such currency. All payments of Obligations hereunder shall (except (x) repayments of Swing Line Loans, (y) Reimbursement Obligations for which the LC Issuers have not been fully indemnified by the Lenders or (z) as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at (i) with respect to Base Rate Loans and Term Benchmark Loans denominated in Dollars, its address specified pursuant to Section 9.01 and (b) with respect to Term Benchmark Loans denominated in a Foreign Currency, in the same type of funds received from the applicable Borrower at the address of the Agent’s Foreign Currency Payment Office for such currency. Whenever any payment of principal of, or interest on, Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, Term Benchmark Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Each reference to the Agent in this Section 2.11 shall also be deemed to refer, and shall apply equally, to the LC Issuers, in the case of payments required to be made by the applicable Borrower directly to the LC Issuers pursuant to Section 2.19.6.

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(b)      Notwithstanding the foregoing provisions of this Section 2.11, if, after the making of any Loan in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Loan was made (the “Original Currency”) no longer exists or the applicable Borrower is not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that such Borrower take all risks of the imposition of any such currency control or exchange regulations.

Section 2.12     [Reserved].

Section 2.13     Noteless Agreement; Evidence of Indebtedness.

(a)      Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)      The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Borrowing Date, the Agreed Currency and the Type thereof and any Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, (iv) the amount of any sum received by the Agent hereunder from each Borrower and each Lender’s share thereof and (v) the amount of any increase or decrease in the Aggregate Commitment pursuant to Section 2.01.2 or 2.06.

(c)      The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Obligations in accordance with their terms or the rights of such Borrower to borrow in accordance with the terms and conditions of this Agreement.

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(d)      Any Lender may request that its Ratable Loans or Swing Line Loans be evidenced by Ratable Notes or Swing Line Notes, respectively. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to such Lender. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (prior to any assignment pursuant to Section 9.06(c)) be represented by one or more Notes payable to the payee named therein or any Assignee pursuant to Section 9.06(c), except to the extent that any such Lender or Assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above. Each reference in this Agreement to the “Note” of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

Section 2.14     [Reserved].

Section 2.15     Interest Payment Dates; Interest and Fee Basis.

(a)      Interest accrued on each Base Rate Advance, each RFR Advance and any Loan that bears interest at the Japanese Prime Rate shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Effective Date, and at maturity.

(b)      Interest accrued on each Advance (other than a Base Rate Advance, each RFR Advance and any Loan that bears interest at the Japanese Prime Rate) shall be payable on the last day of its applicable Interest Period, on any date on which such Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.

(c)      All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Daily Simple RFR with respect to British Pounds Sterling, the TIBO Rate or the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBO Rate, EURIBO Rate, Adjusted TIBO Rate, TIBO Rate, Adjusted Daily Simple RFR, Daily Simple RFR or Japanese Prime Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error. All fees (including, without limitation, Facility Fees and LC Fees) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed ((x) with respect to LC Fees, including the first day but excluding the last day and (y) with respect to all other fees (including Facility Fees), including the first day and the last day of each period but excluding the date on which the Commitments terminate).

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(d)      Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency.

(e)      Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received at the place of payment prior to noon (local time) or at such other time as shall be specified for such payment under this Agreement.

Section 2.16     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Ratable Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from an LC Issuer, the Agent will notify each applicable Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Advance (other than a Base Rate Advance) promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

Section 2.17     [Reserved].

Section 2.18     Non-Receipt of Funds by the Agent. Unless the applicable Borrower or a Lender, as the case may be, notifies the Agent prior to the time on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of such Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the applicable Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (ii) in the case of payment by such Borrower, a rate per annum equal to the higher of the Federal Funds Effective Rate and the interest rate applicable to the relevant Loan. Nothing in this Section 2.18 shall be deemed to relieve any Lender from any of its obligations hereunder or to prejudice any rights which such Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.19     Facility LCs.

2.19.1       Issuance. Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit denominated in any Agreed Currency (each, a “Facility LC”) and to extend, increase, decrease or otherwise modify any Facility LC issued by it (“Modify” and each such action, a “Modification”), from time to time (including on the Effective Date) prior to the Facility Termination Date, upon the request of the applicable Borrower; provided that, immediately after each such Facility LC is issued or Modified, (a) the aggregate amount of the outstanding LC Obligations shall not exceed $200,000,000, (b) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment and (c) the aggregate amount of the outstanding LC Obligations of any LC Issuer shall not exceed its LC Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that any Facility LC may contain an “evergreen” provision providing for automatic extension of the expiration date of such Facility LC absent advance notice by the applicable Borrower or the applicable LC Issuer for periods up to one year unless (A) prior to the date specified in such Facility LC the beneficiary thereof receives notice from the LC Issuer (or the beneficiary and the LC Issuer receive notice from the Agent) that such Facility LC shall not be extended or (B) the new expiry day of such Facility LC would extend beyond the fifth Business Day prior to the Facility Termination Date. Notwithstanding anything herein to the contrary, no LC Issuer shall have any obligation hereunder to issue any Facility LC if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Issuer from issuing such Facility LC, or any law applicable to such LC Issuer shall prohibit, or require that such LC Issuer refrain from, the issuance of letters of credit generally or such Facility LC in particular or any such order, judgment or decree, or law shall impose upon such LC Issuer with respect to such Facility LC any restriction, reserve or capital or liquidity requirement (for which such LC Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such LC Issuer any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such LC Issuer in good faith deems material to it or (ii) the issuance of such Facility LC would violate one or more policies of the LC Issuer applicable to letters of credit generally.

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2.19.2       Participations. Upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Section 2.19, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender without recourse or warranty, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to such Lender’s Pro Rata Share.

2.19.3       Notice. Subject to Section 2.19.1, the applicable Borrower shall give the applicable LC Issuer notice prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing any other proposed terms of such Facility LC. Upon receipt of such notice, the applicable LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by an LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Section 3.02 (and, in the case of any Facility LC issued on the Effective Date, Section 3.01) (the satisfaction of which no LC Issuer shall have any duty to ascertain), be subject to the condition precedent that the applicable Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested in accordance with its standard practice (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

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2.19.4       LC Fees. The Company shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Term Benchmark Loans in effect from time to time on the actual daily undrawn stated amount under such Facility LC for each day from the issuance date of such Facility LC to and including the later of (a) the Facility Termination Date and (b) the expiry date of such Facility LC, such fee to be payable in arrears on each Payment Date (the fees described in this sentence, “LC Fees”). The Company shall also pay to each LC Issuer for its own account (i) a fronting fee in an amount and payable at times to be agreed upon between such LC Issuer and the Company, and (ii) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs issued by such LC Issuer in accordance with such LC Issuer’s standard schedule for such charges as in effect from time to time. LC Fees and, unless otherwise agreed to by the applicable LC Issuer, fronting fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the date on which the Aggregate Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any LC Fees accruing after the date on which the Aggregate Commitments terminate shall be payable on demand.

2.19.5       Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any complying demand for payment under such Facility LC, the applicable LC Issuer shall notify the Agent, and the Agent shall promptly notify the applicable Borrower and each other Lender, as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by an LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the applicable LC Issuer on demand for (a) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the applicable Borrower pursuant to Section 2.19.6, plus (b) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Base Rate Advances.

2.19.6       Reimbursement by Borrowers. Each Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC issued for the account of such Borrower (or for the account of any Subsidiary of such Borrower), without presentment, demand, protest or other formalities of any kind; provided that such Borrower shall not be obligated to reimburse any LC Issuer for any amounts so paid by it, and the LC Payment Date in respect of any such reimbursement shall not be, earlier than the later of the date on which such LC Issuer is required to pay the beneficiary of such Facility LC and (A) 12:00 noon (Chicago time) on the day that the Agent delivers notice of a drawing under a Facility LC pursuant to Section 2.19.5, if such notice shall have been received by such Borrower prior to 10:00 a.m. (Chicago time) on a Business Day, or (B) if such notice has not been so received by such Borrower prior to such time on such date, then not later than 12:00 noon (Chicago time) on the Business Day immediately following the day that such Borrower receives such notice; provided further that neither such Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not special, indirect, consequential or punitive) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of any LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC and (b) any LC Issuer’s failure to pay under any Facility LC issued by it (other than any such failure to so pay being due to the making of such payment under such Facility LC not being permitted by law) after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by an LC Issuer and remaining unpaid by the applicable Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (i) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (ii) the sum of 1% plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date. The applicable LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the applicable Borrower for application to the payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.02.4 and the satisfaction of the applicable conditions precedent set forth in Article 3), the applicable Borrower may request an Advance or a Swing Line Loan hereunder for the purpose of satisfying any Reimbursement Obligation.

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2.19.7       Obligations Absolute. Each Borrower’s obligations under Section 2.19.6 shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. Each Borrower further agrees with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and such Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among such Borrower, any of its affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of such Borrower or of any of its affiliates against the beneficiary of any Facility LC or any such transferee. The responsibility of an LC Issuer to the applicable Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in substantial conformity in all material respects with such Facility LC. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, translation, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Each Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and nonappealable judgment), shall be binding upon such Borrower and shall not put any LC Issuer or any Lender under any liability to such Borrower. Notwithstanding the foregoing, nothing in this Section 2.19.7 is intended to limit the right of the applicable Borrower to make a claim against any LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

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2.19.8       Actions of LC Issuers. Subject to Section 2.19.7, each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each Lender agrees that each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, each Lender agrees that each LC Issuer shall in all cases be fully protected from liability to the Lenders in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.19.9       Indemnification. Each Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which such LC Issuer may incur by reason of or in connection with (a) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights such Borrower may have against any defaulting Lender) or (b) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that such Borrower shall not be required to indemnify any Lender, any LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of any LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (ii) any LC Issuer’s failure to pay under any Facility LC issued by it (other than any such failure to so pay being due to the making of such payment under such Facility LC not being permitted by law) after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, in the case of each of the foregoing clauses (i) and (ii) as determined by a court of competent jurisdiction by a final and nonappealable judgment. Nothing in this Section 2.19.9 is intended to limit the obligations of the applicable Borrower under any other provision of this Agreement.

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2.19.10     Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the applicable Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

2.19.11       Facility LC Collateral Account. Each Borrower agrees that it will, upon the request of the Agent or the Required Lenders made during the existence of an Event of Default and until the earlier of (a) the date on which such Event of Default shall have been waived or cured and (b) the date on which all LC Obligations shall have been paid in full, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Section 9.01, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and the LC Issuers and in which such Borrower shall have no interest other than as set forth in Section 6.03. Each Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of such Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account (if any) to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account (if any) in certificates of deposit of JPMCB having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall either obligate the Agent to require any Borrower to deposit any funds in the Facility LC Collateral Account (if any) or limit the right of the Agent to release any funds held in the Facility LC Collateral Account (if any) in each case other than as required by Section 6.03.

2.19.12     Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

2.19.13     Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable LC Issuer and the applicable Borrower when a Facility LC is issued the rules of the ISP shall apply to each standby Facility LC and the rules of the UCP shall apply to each commercial Facility LC.

2.19.14     Facility LCs Issued for Account of Subsidiaries. Notwithstanding that a Facility LC issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary (including any Subsidiary Borrower), or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Facility LC, and without derogating from any rights of the applicable LC Issuer (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Facility LC, the Company (i) shall reimburse, indemnify and compensate the applicable LC Issuer hereunder for such Facility LC (including to reimburse any and all drawings thereunder) as if such Facility LC had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Facility LC.  The Company hereby acknowledges that the issuance of such Facility LC for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

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Section 2.20     Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Articles 2 and 3 with respect to any Advance in a Foreign Currency, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Term Benchmark Loans comprising such Advance to be denominated in the Agreed Currency specified by the applicable Borrower, then the Agent shall forthwith give notice thereof to such Borrower and the Lenders, and such Loans shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Base Rate Loans, unless (a) such Borrower notifies the Agent at least one Business Day before such Borrowing Date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such Borrowing Date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, or (b) such Borrower notifies the Agent at least three Business Days before such Borrowing Date that it elects to borrow Term Benchmark Loans in a different Agreed Currency on such Borrowing Date.

Section 2.21     Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the applicable Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent’s main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the applicable Borrower in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or the Agent, as the case may be, in the specified currency, such Lender or the Agent, as the case may be, agrees to remit such excess to such Borrower.

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Section 2.22     Break Funding Payments.

(a)      With respect to Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.08), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(a), and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 8.06 or (v) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Facility LC (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.22 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(b)      With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.08), (ii)  the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(a) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Payment Date applicable thereto as a result of a request by the Company pursuant to Section 8.06 or (iv) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Facility LC (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.22 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

Section 2.23     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)      fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.06;

(b)      the Commitment and Outstanding Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.05); provided that (i) a Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans of such Defaulting Lender may not be reduced or excused or the scheduled date of payment postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

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(c)      if any Swing Line Obligations or LC Obligations exist at the time a Lender becomes a Defaulting Lender then:

   (i)            the Swing Line Obligations and LC Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent the sum of all non- Defaulting Lenders’ Outstanding Credit Exposures plus such Defaulting Lender’s Swing Line Obligations and LC Obligations does not exceed the aggregate Commitments of all non-Defaulting Lenders;

   (ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within three Business Days following notice by the Agent (x) first, prepay such Swing Line Obligations and (y) second, cash collateralize for the benefit of each LC Issuer only such Borrower’s respective obligations corresponding, and in an amount equal, to such Defaulting Lender’s LC Obligations (after giving effect to any partial reallocation effected pursuant to clause (i) above) in accordance with the procedures set forth in Section 6.03 for so long as such LC Obligations are outstanding;

   (iii)           if such Borrowers cash collateralize any portion of such Defaulting Lender’s LC Obligations pursuant to clause (ii) above, such Borrowers shall not be required to pay any fees pursuant to Section 2.19.4 with respect to such portion of such Defaulting Lender’s LC Obligations during the period such Defaulting Lender’s LC Obligations are cash collateralized;

   (iv)           if the LC Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.06 and Section 2.19.4 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

   (v)            if all or any portion of such Defaulting Lender’s LC Obligations are neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of each LC Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.19.4 with respect to such Defaulting Lender’s LC Obligations shall be payable to the applicable LC Issuer until and to the extent that such LC Obligations are reallocated and/or cash collateralized; and

(d)      so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the LC Issuers shall not be required to issue, amend or increase any Facility LC, unless it is or they are satisfied that (i) all of the Defaulting Lender’s then outstanding LC Obligations will be reallocated to non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.23(c) and (ii) participating interests in any newly made Swing Line Loan or any newly issued or increased Facility LC shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(c)(i) (and such Defaulting Lender shall not participate therein).

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In the event that the Agent, the Company, each LC Issuer and each Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Obligations and LC Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.

Section 2.24     Designation of Subsidiary Borrowers.

(a)      The Company may at any time and from time to time designate any Eligible Subsidiary as a Subsidiary Borrower by (i) delivery to the Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, (ii) the entry into an amendment to this Agreement by and among the Borrowers, the applicable Subsidiary that is to become a Subsidiary Borrower pursuant to this Section 2.24 and the Agent (acting in consultation with the Lenders) to make such changes to this Agreement as may be required by the Agent to incorporate terms, conditions and provisions relating to legal and documentary items in respect of the jurisdiction of organization of such Subsidiary and (iii) the satisfaction of the other conditions precedent set forth in Section 3.03, and upon satisfaction of the conditions set forth in the foregoing clauses (i) through (iii), such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement. Each Subsidiary Borrower shall remain a Subsidiary Borrower until the Company shall have executed and delivered to the Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder; provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Subsidiary Borrower to request further Advances under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Agent shall furnish a copy thereof to each Lender.

(b)      Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent is hereby irrevocably authorized by each Lender (without requirement of any consent of any Lender) to enter into such amendments to the Loan Documents and/or such new Loan Documents (in each case acting in consultation with the Lenders) as are necessary or advisable, as reasonably determined by the Agent, in order to effect the provisions of this Section 2.24. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any Subsidiary Borrower organized under the laws of an Approved Jurisdiction other than the United States shall not be liable for the repayment of any Credit Extensions made to any other Borrower.

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Section 2.25     Extension of Facility Termination Date.

(a)      Requests for Extension. The Company may, by notice to the Agent (who shall promptly notify the Lenders) during the Extension Availability Period, request that each Lender extend such Lender’s Facility Termination Date to the date (the “Extended Facility Termination Date”) that is one year after the Facility Termination Date then in effect with respect to such Lender (so long as such extension does not cause the tenor of any Lender’s Commitment to exceed five (5) years from the Extension Date upon which such extension becomes effective).

(b)      Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Agent given not later than the date that is 15 days after the date on which the Agent received the Company’s extension request (the “Lender Notice Date”), advise the Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Facility Termination Date, an “Extending Lender”). Each Lender that determines not to so extend its Facility Termination Date (a “Non-Extending Lender”) shall notify the Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for extension of the Facility Termination Date.

(c)      Notification by Agent. The Agent shall notify the Company of each Lender’s determination under this Section 2.25 promptly after the Agent’s receipt thereof and, in any event, no later than the date that is 5 days after the Lender Notice Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)      Additional Commitment Lenders. The Company shall have the right, but shall not be obligated, on or before the applicable Facility Termination Date for any Non-Extending Lender to, in accordance with the procedures provided in Section 8.06(b), replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions (each, an “Additional Commitment Lender”) approved by the LC Issuers, the Swing Line Lenders and the Agent (such approval not to be unreasonably withheld, conditioned or delayed), each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption Agreement (in accordance with and subject to the restrictions contained in Section 9.06, with the Company or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Facility Termination Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date). The Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Company but without the consent of any other Lenders.

(e)      Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Facility Termination Date and the new or increased Commitments of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date (other than the Commitments of any Defaulting Lenders), the Facility Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the Extended Facility Termination Date (except that, if such date is not a Business Day, such Facility Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.

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(f)       Conditions to Effectiveness of Extension. Notwithstanding the foregoing, (x) no more than two (2) extensions of the Facility Termination Date shall be permitted hereunder and (y) any extension of any Facility Termination Date pursuant to this Section 2.25 shall not be effective with respect to any Extending Lender unless:

   (i)            no Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

   (ii)           the representations and warranties of the Borrowers contained in this Agreement (except the representations and warranties set forth in Sections 4.04(b), 4.05, 4.06, 4.07 and 4.08) shall be true in all material respects on and as of the applicable Extension Date; and

   (iii)          the Agent shall have received a certificate from the Company signed by an authorized officer of the Company (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension.

(g)      Facility Termination Date for Non-Extending Lenders. On the Facility Termination Date of each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Company shall repay the outstanding Loans of such Non-Extending Lender (and shall pay to such Non-Extending Lender all of the other Obligations due and owing to it under this Agreement) and after giving effect thereto shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.22) to the extent necessary to keep outstanding Loans ratable with any revised Pro Rata Shares of the respective Lenders effective as of such date, and the Agent shall administer any necessary reallocation of the Outstanding Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h)      Conflicting Provisions. This Section 2.25 shall supersede any provisions in Section 9.05 to the contrary.

Article 3.

CONDITIONS

Section 3.01     Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

(a)      receipt by the Agent of counterparts hereof signed by each of the parties hereto (each of which counterparts, subject to Section 9.13, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page);

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(b)      receipt by the Agent of an opinion of Bryan Cave Leighton Paisner LLP, special counsel for the Company, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

(c)      receipt by the Agent of all documents it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes, the name, title and signature of the officer authorized to sign on behalf of the Company and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

(d)      (i) receipt by the Agent, at least five (5) days prior to the Effective Date, of all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least ten (10) days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, receipt by any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower, of such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (d) shall be deemed to be satisfied); and

(e)      receipt by the Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and all accrued fees under, and termination of the commitments under the Existing Agreement, which termination shall be effected by the agreements and waivers by the applicable parties as set forth in the final sentence of this Section 3.01.

Without limiting the generality of the provisions of Section 9.05, for purposes of determining compliance with the conditions specified in this Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender. The Agent shall promptly notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Company and the Lenders (constituting the “Required Lenders” as defined in the Existing Agreement) hereby (i) agree that the “Commitments” under the Existing Agreement shall terminate automatically upon the Effective Date without further action by any party to the Existing Agreement and (ii) waive compliance with the notice requirements set forth in Section 2.06 of the Existing Agreement with respect thereto.

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Section 3.02    Each Credit Extension. The obligation of any Lender or LC Issuer to make any Credit Extension (except as otherwise set forth in Section 2.04.4 with respect to Loans for the purpose of repaying Swing Line Loans) on any applicable Credit Extension Date is subject to the satisfaction of the following conditions:

(a)            receipt by the Agent of a Borrowing Notice or request for issuance of a Facility LC, as appropriate;

(b)           the fact that, immediately after such Credit Extension, the Dollar Amount of the Aggregate Outstanding Credit Exposure will not exceed the Aggregate Commitment;

(c)            the fact that, immediately after such Credit Extension (and, if such Credit Extension is an Advance, any payment on the date of such Advance of Obligations with the proceeds of such Advances), the sum of (i) the greater of (A) such Lender’s Pro Rata Share of all outstanding Swing Line Loans and (B) the outstanding Swing Line Loans made by such Lender, plus (ii) the outstanding Ratable Loans made by such Lender plus (iii) such Lender’s Pro Rata Share of all LC Obligations shall not exceed the Commitment of such Lender;

(d)            the fact that, immediately before and after such Credit Extension, no Default shall have occurred and be continuing; and

(e)            the fact that the representations and warranties of the Borrowers contained in this Agreement (except the representations and warranties set forth in Sections 4.04(b), 4.05, 4.06, 4.07 and 4.08) shall be true in all material respects on and as of the date of such Credit Extension.

Each Credit Extension hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Credit Extension as to the facts specified in clauses (b), (c), (d) and (e) of this Section 3.02.

Section 3.03     Designation of a Subsidiary Borrower. The designation of a Subsidiary Borrower pursuant to Section 2.24 is subject to the condition precedent that the Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Agent:

(a)            Copies, certified by the Secretary or Assistant Secretary (or equivalent officer) of such Subsidiary, of its board of directors’ (or equivalent governing body’s) resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

(b)            An incumbency certificate, executed by the Secretary or Assistant Secretary (or equivalent officer) of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Advances hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(c)            Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Agent and addressed to the Agent and the Lenders; and

(d)            Any documentation and other information that is reasonably requested by the Agent or any of the Lenders and that is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Article 4.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants that:

Section 4.01            Corporate Existence and Power. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all required power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for such licenses, authorizations, consents and approvals whose lack could not reasonably be expected to have a Material Adverse Effect.

Section 4.02            Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents are within the corporate or other organizational power of such Borrower, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organizational Documents of such Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or any of its Significant Subsidiaries or result in the creation or imposition of any Lien on any asset of such Borrower or any of its Significant Subsidiaries, except to the extent that such contravention, default or Lien could not reasonably be expected to have a Material Adverse Effect.

Section 4.03            Binding Effect. This Agreement constitutes a valid and binding agreement of each Borrower and each other Loan Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of such Borrower, in each case enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 4.04            Financial Information.

(a)         The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 2022 and the related consolidated statements of earnings, cash flows, and changes in stockholders’ equity for the fiscal year then ended, reported on by KPMG LLP and set forth in the Company’s 2022 Form 10-K, a copy of which has been made available to each of the Lenders, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b)         Since September 30, 2022 there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

Section 4.05            Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, any Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect.

Section 4.06            Compliance with ERISA. Except to the extent that such waiver, failure or liability could not reasonably be expected to have a Material Adverse Effect, (a) to the best of the Company’s knowledge, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the currently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan and (b) no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.07            Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Significant Subsidiaries. On the basis of this review, the Company has reasonably concluded that the liabilities and costs, including the costs of compliance, associated with Environmental Laws, are unlikely to have a Material Adverse Effect.

Section 4.08            Taxes. The Company and its Significant Subsidiaries have filed all United States federal income Tax returns and all other Tax returns which are required to be filed by them (inclusive of any permitted extensions) and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Significant Subsidiary except (a) for Taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (b) where the failure to file or pay could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Consolidated Subsidiaries in respect of Taxes or other governmental charges are, in the opinion of the Company, adequate.

Section 4.09            Subsidiaries. Each of the Company’s corporate Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for such licenses, authorizations, consents and approvals whose lack could not reasonably be expected to have a Material Adverse Effect.

Section 4.10            Regulatory Restrictions on Advance. No Borrower is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt. As of the Effective Date, not more than 25% of the value of the assets (either of the Company only or of the Company and its Significant Subsidiaries on a consolidated basis) is “margin stock” (as defined in Regulation U).

Section 4.11            Full Disclosure. All information (taken as a whole) heretofore furnished by the Company to the Agent, any LC Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information (taken as a whole) hereafter furnished by the Company to the Agent, any LC Issuer or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Lenders in writing any and all facts which materially and adversely affect or are reasonably likely to affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrowers to perform their obligations under this Agreement, or such facts are reflected in the financial statements and information described in Section 4.04(a).

Section 4.12            Sanctions and Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries is included on the SDN List or is located, organized or resident in a Sanctioned Country. The Company and its Subsidiaries are in compliance in all material respects with all applicable anti-corruption laws and all applicable Sanctions.

Section 4.13            Affected Financial Institutions. No Borrower is an Affected Financial Institution.

Article 5.

COVENANTS

The Company agrees that, so long as any Lender has any Commitment hereunder or any Obligations (other than unmatured indemnification and unmatured expense reimbursement obligations) remain unpaid:

Section 5.01            Information. The Company will deliver to each of the Lenders and, if applicable, each LC Issuer which is not a Lender:

(a)            as soon as available and in any event within 120 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings, cash flows, and changes in stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG LLP or other independent public accountants of nationally recognized standing (it being understood that timely delivery of the Company’s annual report on Form 10-K shall satisfy the requirement of this clause (a));

(b)           as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings for such quarter and for the portion of the Company’s fiscal year ended at the end of such quarter and the related consolidated statement of cash flows for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in the case of such statements of earnings and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company (it being understood that timely delivery of the Company’s quarterly report on Form 10-Q shall satisfy the requirement of this clause (b));

(c)           within five days after the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of such officer setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(d)           promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(e)           promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

(f)            if and when any member of the ERISA Group (i) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (ii) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; or (iii) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; and

(g)           from time to time, (x) such additional information regarding the financial position or business of the Company and its Significant Subsidiaries as the Agent, at the request of any Lender, may reasonably request and (y) information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Information required to be delivered pursuant to Sections 5.01(a), 5.01(b), 5.01(d) or 5.01(e) above shall be deemed to have been delivered on the date on which the Company posts such information on the Company’s website on the Internet at the website address at www.gotoemerson.com, at sec.gov/edgar/searches.htm or at another website identified in a notice delivered to the Lenders (and, if applicable, any LC Issuer which is not a Lender) and accessible by the Lenders (or such LC Issuer) without charge; provided that the Company shall deliver paper copies of the information referred to in Sections 5.01(a), 5.01(b), 5.01(d) or 5.01(e) to any Lender (and, if applicable, any LC Issuer which is not a Lender) which requests such delivery.

Section 5.02            Payment of Obligations. The Company will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all its material obligations and liabilities (including, without limitation, Tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except (a) for obligations and liabilities which are contested in good faith by appropriate proceedings or (b) where the failure to pay or discharge such obligations and liabilities could not reasonably be expected to have a Material Adverse Effect, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

Section 5.03            Maintenance of Property; Insurance.

(a)          The Company will keep, and will cause each Significant Subsidiary to keep, all material property necessary in its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted.

(b)          Subject to the normal operation of Company’s corporate insurance program, including, without limitation, deductibles and self-insured retention, the Company will, and will cause each of its Significant Subsidiaries to, maintain (either in the name of the Company or in such Significant Subsidiary’s own name) with financially sound and responsible insurance companies, insurance on all its properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders (and, if applicable, any LC Issuer which is not a Lender), upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

Section 5.04            Maintenance of Existence. The Company will preserve, renew and keep in full force and effect its corporate existence; provided that nothing in this Section 5.04 shall prohibit a transaction expressly permitted by Section 5.06.

Section 5.05            Compliance with Laws. The Company will comply, and cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (a) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 5.06            Mergers and Sales of Assets. The Company will not consolidate or merge with or into any other Person or sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person, unless (a) either the Company shall be the continuing corporation or other organization, or the successor corporation or other organization (if other than the Company) shall be a corporation or other organization organized and existing under the laws of the United States and such corporation or other organization shall expressly assume the due and punctual payment of the principal of, and interest on, the Loans and the Reimbursement Obligations in accordance with the Loan Documents, and the due and punctual performance and observance of all of the covenants and agreements contained in the Loan Documents to be performed by the Company, and (b) immediately after such merger or consolidation, or such sale, lease or other transfer, no Default shall have occurred and be continuing.

Section 5.07            Use of Proceeds. The proceeds of the Credit Extensions will be used by the Borrowers for general corporate purposes. None of such proceeds will be used, directly or indirectly, (a) in any manner which would violate or cause any Lender to be in violation of Regulation U or (b) to finance the acquisition of more than 50% of the outstanding voting “margin stock” (within the meaning of Regulation U) of any Person, which acquisition has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person.

Section 5.08            Negative Pledge. Neither the Company nor any Significant Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a)       Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement;

(b)      any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

(c)      any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

(d)      any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

(e)      any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

(f)       any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 5.08; provided that such Debt is not increased and is not secured by any additional assets;

(g)      Liens arising in the ordinary course of its business (including, without limitation, Liens on assets securing Debt, interest on which is exempt from federal income Tax (“Exempt Debt”); Liens for Taxes, assessments or government charges; Liens arising out of the existence of judgments not constituting an Event of Default; statutory and contractual landlords’ liens under leases; Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties; and Liens arising out of claims under any Environmental Law; provided that such Liens are being contested in good faith) which (i) do not secure Debt (other than Exempt Debt) or Derivatives Obligations and (ii) do not in the aggregate materially detract from the value or materially impair the use of the assets of the Company and its Subsidiaries, taken as a whole;

(h)            Liens securing Derivatives Obligations; provided that the aggregate amount of assets subject to such Liens may at no time exceed $300,000,000; and

(i)            Liens not otherwise permitted by the foregoing clauses of this Section 5.08 securing obligations (whether or not constituting Debt) in an aggregate principal or face amount at any date not to exceed 25% of Consolidated Total Assets.

Section 5.09            Sanctions. No Borrower will knowingly use the proceeds of any Loans to fund any activities or business (a) of or with any individual or entity that is, or is owned 50% or more by individuals or entities that are, the target of any Sanctions or (b) in, or with the government of, any Sanctioned Country, in the case (a) and/or (b), in any manner that would result in the violation of Sanctions by any party to this Agreement. The Company shall maintain and implement written policies and procedures reasonably designed to promote compliance with all applicable Sanctions.

Article 6.

DEFAULTS

Section 6.01            Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)            any Borrower shall fail to pay, (i) within two Business Days after the due date thereof, any principal of any Loan or any Reimbursement Obligation, or (ii) within five Business Days after the due date thereof, any interest, any fees or any other amount payable hereunder;

(b)            any Borrower shall fail to observe or perform any covenant contained in Section 5.06;

(c)            any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to such Borrower by the Agent at the request of any Lender;

(d)            any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e)            any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or, following the stated maturity of any Material Debt, any Borrower shall fail to pay such Material Debt within two Business Days after the expiration of the period of grace or cure, if any, provided in the instrument or agreement under which such Material Debt was created;

(f)            the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(g)            an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(h)            any member of the ERISA Group sponsoring a Material Plan shall fail to pay when due an amount or amounts aggregating in excess of $200,000,000 which it shall have become liable to pay under Title IV of ERISA with respect to such Material Plan; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $200,000,000;

(i)            final judgments or orders for the payment of money in an aggregate amount exceeding $200,000,000 shall be entered against the Company or any Significant Subsidiary by a court or courts having jurisdiction in the premises and such judgments or orders shall not have been appealed in good faith (and execution of such judgments stayed during such appeal) or otherwise paid, bonded or otherwise stayed or discharged by the Company or such Significant Subsidiary within the time period permitted by applicable law for the filing of an appeal for such judgment or the taking of such other action; or

(j)            (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) (excluding, for this purpose, the Company and its Subsidiaries and any employee benefit plan of the Company or its Subsidiaries), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 50% or more of the then outstanding shares of common stock of the Company; or a majority of the seats (other than vacant seats) on the board of directors of Company shall at any time be occupied by persons who were neither nominated by the management of Company nor appointed by directors so nominated or (ii) the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of any Subsidiary Borrower.

Section 6.02            Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

Section 6.03            Acceleration; Facility LC Collateral Account.

(a)          If any Event of Default described in Section 6.01(f) or 6.01(g) occurs with respect to the Company or any Subsidiary Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, any LC Issuer or any Lender and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference between (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs and is continuing, the Agent shall (i) if requested by Lenders having more than 50% of the Aggregate Commitment, by notice to the Company terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or (ii) if requested by Lenders holding more than 50% of the Aggregate Outstanding Credit Exposure, (A) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive, and (B) upon notice to the Company and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Company to pay all or any portion of the Collateral Shortfall Amount, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Agent such amount, which funds shall be deposited in the Facility LC Collateral Account.

(b)          If at any time while any Event of Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand (and Agent shall make such demand upon request of any LC Issuer) on the Company to pay all or any portion of the Collateral Shortfall Amount, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Agent such amount, which funds shall be deposited in the Facility LC Collateral Account.

(c)          The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of any accrued and unpaid Obligations.

(d)          At any time while any Event of Default is continuing, neither any Borrower nor any Person claiming on behalf of or through such Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After any accrued and unpaid Obligations have been paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to such Borrower or paid to whomever may be legally entitled thereto at such time.

Article 7.

THE AGENT

Section 7.01            Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

Section 7.02            Agent and Affiliates. JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and JPMCB and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent.

Section 7.03            Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

Section 7.04            Consultation with Experts; Reliance. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper Person.

Section 7.05            Liability of Agent.

(a)            Neither the Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Borrower to perform its obligations hereunder or thereunder.

(b)            The Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.01 unless and until written notice thereof stating that it is a “notice under Section 5.01” or similar language in respect of this Agreement and identifying the specific clause under Section 5.01 is given to the Agent by the Company or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Agent by the Company, a Lender or the LC Issuer. Further, the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Agent. Notwithstanding anything herein to the contrary, the Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Company, any Subsidiary, any Lender or the LC Issuer as a result of, any determination of the outstanding principal amount of any Lender’s Loans, any Lender’s LC Obligations, any Lender’s Swing Line Obligations, the Total Revolving Credit Exposure, any of the component amounts of any of the foregoing or any portion of any of the foregoing attributable to each Lender or the LC Issuer or any Dollar Amount thereof.

(c)            Without limiting the foregoing, the Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Participant Register to the extent set forth in Section 9.06(b), (iii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or the LC Issuer and shall not be responsible to any Lender or the LC Issuer for any statements, warranties or representations made by or on behalf of any Borrower in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Facility LC, that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuer, may presume that such condition is satisfactory to such Lender or the LC Issuer unless the Agent shall have received notice to the contrary from such Lender or the LC Issuer sufficiently in advance of the making of such Loan or the issuance of such Facility LC and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Section 7.06            Indemnification. Each Lender severally agrees to pay any amount required to be paid by the Company under Section 9.03(b) or (c) to the Agent, the LC Issuers, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Pro Rata Share in effect on the date on which such payment is sought under this Section 7.06 (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Pro Rata Share immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section 7.06 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 7.07            Sub-Agents and Affiliates. The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections in this Article 7 shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agent shall be permitted from time to time to designate one of its Affiliates to perform the duties to be performed by the Agent hereunder solely with respect to Loans and Advances denominated in Foreign Currencies. The provisions of this Article 7 shall apply to any such Affiliate mutatis mutandis.

Section 7.08            Acknowledgments of Lenders and LC Issuers.

(a)            Each Lender and LC Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or LC Issuer, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and LC Issuer agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Agent, any Arranger or any other Lender or LC Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or LC Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and LC Issuer also acknowledges that it will, independently and without reliance upon the Agent, any Arranger or any other Lender or LC Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)            Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption Agreement or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Agent or the Lenders on the Effective Date.

(c)

(i)            Each Lender hereby agrees that (x) if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds received by such Lender from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender under this Section 7.08(c) shall be conclusive, absent manifest error.

(ii)            Each Lender hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)            The Company and each other Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company or any other Borrower; provided that, for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), any of the Borrowers for the purpose of a payment on the Obligations.

(iv)            Each party’s obligations under this Section 7.08(c) shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 7.09            Successor Agent. The Agent may resign at any time by giving notice thereof to the Lenders, the LC Issuers and the Company. Upon any such resignation, the Required Lenders shall have the right, upon the approval of Company (which approval shall not be unreasonably withheld or delayed) to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

Section 7.10            Agent’s Fees. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

Section 7.11            Arranger; Bookrunner; Syndication Agent; Documentation Agent; Senior Managing Agent. None of the Lenders, if any, identified on the facing page of this Agreement as a “joint lead arranger”, “joint bookrunner”, “syndication agent”, “documentation agent” or “senior managing agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders, if any, so identified as a “joint lead arranger”, “joint bookrunner”, “syndication agent”, “documentation agent” or “senior managing agent” shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 7.12            Certain ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Borrower, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Facility LCs or the Commitments,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Facility LCs, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Borrower, that none of the Agent, or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)            The Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Facility LCs, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Facility LCs or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Facility LCs or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Article 8.

CHANGE IN CIRCUMSTANCES

Section 8.01            Alternate Rate of Interest.

(a)            Subject to clauses (b), (c), (d), (e) and (f) of this Section 8.01, if:

(i)            the Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Advance, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii)            the Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Advance, the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Advance for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Advance for the applicable Agreed Currency;

then the Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.02.4 or a new Borrowing Notice in accordance with the terms of Section 2.02.3, (A) for Loans denominated in Dollars, any Conversion/Continuation Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Advance and any Borrowing Notice that requests a Term Benchmark Advance shall instead be deemed to be a Conversion/Continuation Notice or a Borrowing Notice, as applicable, for (x) an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Advances denominated in Dollars is not also the subject of Section 8.01(a)(i) or (ii) above or (y) a Base Rate Advance if the Adjusted Daily Simple RFR for Advances denominated in Dollars also is the subject of Section 8.01(a)(i) or (ii) above and (B) for Loans denominated in a Foreign Currency, any Conversion/Continuation Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Advance and any Borrowing Notice that requests a Term Benchmark Advance or an RFR Advance, in each case, for the relevant Benchmark, shall be ineffective; provided that, if the circumstances giving rise to such notice affect only one Type of Advance, then all other Types of Advances shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Agent referred to in this Section 8.01(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.02.4 or a new Borrowing Notice in accordance with the terms of Section 2.02.3, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Agent to, and shall constitute, (x) an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Advances denominated in Dollars is not also the subject of Section 8.01(a)(i) or (ii) above or (y) a Base Rate Advance if the Adjusted Daily Simple RFR for Advances denominated in Dollars also is the subject of Section 8.01(a)(i) or (ii) above, on such day, (B) for Term Benchmark Loans denominated in Japanese Yen, on the last day of the Interest Period applicable to such Term Benchmark Loan such Term Benchmark Loan shall be converted by the Agent to, and shall constitute, a Loan that bears interest at the Japanese Prime Rate plus the Applicable Rate applicable to Base Rate Advances and (C) for Loans denominated in a Foreign Currency other than Japanese Yen, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency (or in the case of Japanese Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Foreign Currency shall, at the Company’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Company’s election, shall either (A) be converted into Base Rate Advances denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

(b)            Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)            Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)            The Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 8.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.01.

(e)            Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, the EURIBO Rate or the TIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)            Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for a Term Benchmark Advance or RFR Advance of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) such Borrower will be deemed to have converted any request for a Term Benchmark Advance denominated in Dollars into a request for an Advance of or conversion to (A) an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Advances denominated in Dollars is not the subject of a Benchmark Transition Event or (B) a Base Rate Advance if the Adjusted Daily Simple RFR for Advances denominated in Dollars is the subject of a Benchmark Transition Event or (y) any Term Benchmark Advances or RFR Advance denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 8.01, (A) for Loans denominated in Dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Agent to, and shall constitute, (x) an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Advances denominated in Dollars is not the subject of a Benchmark Transition Event or (y) a Base Rate Advance if the Adjusted Daily Simple RFR for Advances denominated in Dollars is the subject of a Benchmark Transition Event, on such day, (B) for Loans denominated in Japanese Yen, on the last day of the Interest Period applicable to such Term Benchmark Loan such Term Benchmark Loan shall be converted by the Agent to, and shall constitute, a Loan that bears interest at the Japanese Prime Rate plus the Applicable Rate applicable to Base Rate Advances and (C) for Loans denominated in a Foreign Currency other than Japanese Yen, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency (or in the case of Japanese Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Company’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Company’s election, shall either (A) be converted into Base Rate Advances denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

Section 8.02            [Reserved].

Section 8.03            Increased Costs.

(a)          If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any LC Issuer (except any reserve requirement reflected in the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable); or

(ii)            impose on any Lender or any LC Issuer or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans made by such Lender or any Facility LC or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, such LC Issuer or such other Recipient of making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) by an amount deemed by such Lender or such LC Issuer to be material or to increase the cost to such Lender, such LC Issuer or such other Recipient of participating in, issuing or maintaining any Facility LC by an amount deemed by such Lender or such LC Issuer to be material or to reduce the amount of any sum received or receivable by such Lender, such LC Issuer or such other Recipient hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such LC Issuer to be material, then, upon request of such Lender, LC Issuer or other Recipient, the applicable Borrower will pay to such Lender, such LC Issuer or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such LC Issuer or such other Recipient, as the case may be, for such material additional costs incurred or reduction suffered.

(b)            If any Lender or any LC Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such LC Issuer’s capital or on the capital of such Lender’s or such LC Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Facility LCs held by, such Lender, or the Facility LCs issued by such LC Issuer, to a level below that which such Lender or such LC Issuer or such Lender’s or such LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such LC Issuer’s policies and the policies of such Lender’s or such LC Issuer’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender or such LC Issuer to be material, then from time to time the applicable Borrower will pay to such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such LC Issuer or such Lender’s or such LC Issuer’s holding company for any such material reduction suffered.

(c)            A certificate of a Lender or such LC Issuer setting forth the amount or amounts necessary to compensate such Lender or such LC Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 8.03 shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the applicable Borrowers to pay, such Lender or such LC Issuer, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)            Failure or delay on the part of any Lender or any LC Issuer to demand compensation pursuant to this Section 8.03 shall not constitute a waiver of such Lender’s or such LC Issuer’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or a LC Issuer pursuant to this Section 8.03 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such LC Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such LC Issuer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof .

Section 8.04            Taxes.

(a)            Defined Terms. For purposes of this Section 8.04, the term “Lender” includes any LC Issuer and the term “applicable law” includes FATCA.

(b)            Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8.04) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by the Borrowers. The applicable Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by the Borrowers. The applicable Borrowers shall indemnify each Recipient, within 15 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.04) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of such Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 8.04, such Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)            Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Agent, at the time or times reasonably requested by the Company or the Agent, such properly completed and executed documentation reasonably requested by the Company or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 8.04(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Borrower:

(A)            any Lender that is a U.S. Person shall deliver to such Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Agent), whichever of the following is applicable:

(i)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)            executed copies of IRS Form W-8ECI;

(iii)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W- 8BEN or IRS Form W-8BEN-E; or

(iv)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to such Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Borrower or the Agent as may be necessary for such Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (or credit in lieu of a refund) of any Taxes as to which it has been indemnified pursuant to this Section 8.04 (including by the payment of additional amounts pursuant to this Section 8.04), it shall pay to the indemnifying party an amount equal to such refund or credit in lieu of a refund (but only to the extent of indemnity payments made under this Section 8.04 with respect to the Taxes giving rise to such refund or credit in lieu of a refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu of a refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund or credit in lieu of a refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival. Each party’s obligations under this Section 8.04 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document

Section 8.05            Base Rate Loans Substituted for Affected Loans. If (a) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Term Benchmark Loans in any Agreed Currency has been suspended pursuant to Section 8.01.1 or any Lender has demanded compensation under Section 8.03 or 8.04 with respect to its Term Benchmark Loans in any Agreed Currency, and in any such case the applicable Borrower shall, by at least five Business Days’ prior notice to such Lender through the Agent, have elected that the provisions of this Section 8.05 shall apply to such Lender, then, unless and until such Lender notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Term Benchmark Loans in such Agreed Currency shall instead be Base Rate Loans in Dollars on which interest and principal shall be payable contemporaneously with the related Term Benchmark Loans in such Agreed Currency of the other Lenders. If such Lender notifies the applicable Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan in Dollars shall be converted into a Term Benchmark Loan in the applicable Agreed Currency on the first day of the next succeeding Interest Period applicable to the related Term Benchmark Loans in such Agreed Currency of the other Lenders.

Section 8.06            Mitigation of Obligations.

(a)            Designation of a Different Lending Office. If any Lender or LC Issuer requests compensation under Section 8.03, or requires the applicable Borrower to pay any Indemnified Taxes or additional amounts to any Lender, LC Issuer or any Governmental Authority for the account of any Lender or LC Issuer pursuant to Section 8.04, then such Lender or such LC Issuer shall (at the request of such Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such LC Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.03 or 8.04, as the case may be, in the future, and (ii) would not subject such Lender or such LC Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such LC Issuer. The applicable Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Substitution of Lenders. If any Lender (i) has demanded compensation pursuant to Section 8.03 or 8.04, (ii) becomes a Defaulting Lender, (iii) rejects the designation of a Subsidiary as an Eligible Subsidiary if such designation of a Subsidiary as an Eligible Subsidiary has otherwise been approved by the Required Lenders or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “all the Lenders” or “all the Lenders directly affected thereby” (or any other class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent, the consent of a majority of the Lenders or a majority of the Lenders directly affected thereby, or the majority of the Lenders of such other class, as applicable, has been obtained, as applicable, is a non-consenting Lender, then the Company shall have the right to designate an Assignee which is not an affiliate of the Company to purchase for cash, pursuant to an Assignment and Assumption Agreement, the Outstanding Credit Exposure and Commitment of such Lender and to assume all of such Lender’s other rights and obligations hereunder without recourse to or warranty by such Lender, for a purchase price equal to the principal amount of all of such Lender’s Outstanding Credit Exposure plus the compensation then due and payable pursuant to Section 8.03 or 8.04.

Article 9.

MISCELLANEOUS

Section 9.01            Notices; Electronic Communications.

(a)          All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission, email or similar writing) and shall be given to such party:

(i)            if to any Borrower, to it c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attention of Jim Thomasson (email: jim.thomasson@emerson.com; Telephone No. (314) 553-1128);

(ii)           if to the Administrative Agent, (A) in the case of all Borrowings, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713, Attention of Loan & Agency Services Group (email: maresa.medori@chase.com; Telephone No. (302) 634-1928) and, in the case of a Swing Line Loan, with a copy to email: european.loan.operations@jpmorgan.com, and (B) for all other notices, to JPMorgan Chase Bank, N.A., 8181 Communications Parkway, Bldg B, Floor 06, Plano, Texas 75024, Attention of Nikhil Tanawade (email: nikhil.tanawade@jpmorgan.com; Telephone No. (469) 462-0545);

(iii)          if to an LC Issuer, to it at (a) JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 10420 Highland Manor Drive, 4th Floor, Tampa Bay, Florida 33610, Attention of Standby LC Unit (email: GTS.Client.Services@jpmchase.com; Telephone No. (800) 364-1969), with a copy to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713, Attention of Loan & Agency Services Group (email: maresa.medori@chase.com; Telephone No. (302) 634-1928) or (b) in the case of any other LC Issuer, to it at the address and telecopy number specified from time to time by such LC Issuer to the Company and the Administrative Agent;

(iv)          if to a Swing Line Lender, to it at (a) JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713, Attention of Loan & Agency Services Group (email: maresa.medori@chase.com; Telephone No. (302) 634-1928) and with a copy to email: european.loan.operations@jpmorgan.com or (b) in the case of any other Swing Line Lender, to it at the address and telecopy number specified from time to time by such LC Issuer to the Company and the Administrative Agent;

(v)          in the case of any other Lender, at its address or facsimile number set forth in its Administrative Questionnaire; or

(vi)        in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Company.

Each such notice, request or other communication shall be effective (A) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 9.01 and confirmation of receipt is received, (B) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (C) if given by any other means, when delivered at the address specified in this Section 9.01; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

(b)            In addition to the foregoing, notices and other communications to the Lenders and the LC Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent; provided that the foregoing shall not apply to notices to any Lender or any LC Issuer pursuant to Article 2 (in which case such Lender shall be entitled to receive hard copies of such notices or communications) if such Lender or such LC Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Company may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines; provided that such determination or approval may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided further that the Agent, the Company or any Lender party hereto may specify multiple e-mail addresses for receipt of any notices or communications by such means, and receipt by any one of such multiple e-mail addresses as set forth above shall be deemed to have been received by the Agent, the Company or such Lender, as the case may be.

(c)            Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto or, in the case of any Lender, by notice to the Agent and the Company.

Section 9.02            No Waivers. No failure or delay in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03            Expenses; Indemnification.

(a)         The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent, each LC Issuer and each Lender, including the reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b)          The Company agrees to indemnify the Agent, each Arranger, the LC Issuer and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any Commitment hereunder or any actual or proposed use of proceeds of Credit Extensions hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder (i) for the gross negligence or willful misconduct of such Indemnitee or any of its Controlled Related Parties or in connection with a material breach in bad faith by such Indemnitee or any of its Controlled Related Parties of its obligations under this Agreement or any other Loan Document, in each case, as determined by a court of competent jurisdiction by a final and nonappealable judgment or (ii) to the extent such losses, damages, costs and expenses arise from a claim that does not involve any action or omission by the Company or any of its Affiliates and is solely among Indemnitees (or their Controlled Related Parties) (other than any claims against an Indemnitee in its capacity as the Agent, a Swing Line Lender, an LC Issuer or an Arranger). As used above, a “Controlled Related Party” of an Indemnitee means (1) any Controlling Person or Controlled Affiliate of such Indemnitee, (2) the respective directors, officers or employees of such Indemnitee or any of its Controlling Persons or Controlled Affiliates and (3) the respective agents, advisors or representatives of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee, Controlling Person or Controlled Affiliate. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any of the Agent, each Arranger, the LC Issuer and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than, in each case, for direct or actual damages resulting from such Lender-Related Person’s gross negligence or willful misconduct, in each case as determined by a final and non-appealable judgment of a court of competent jurisdiction. To the extent permitted by applicable law, no Lender-Related Person shall assert against any Borrower or its Related Parties and no Borrower shall assert against any Lender-Related Person, and each Lender-Related Person and each Borrower hereby waives, any claim on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Facility LC or the use of the proceeds thereof; provided that, nothing in this clause (c) shall relieve the Company of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

Section 9.04            Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due and payable with respect to any Credit Extension held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due and payable with respect to any Credit Extension held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Credit Extensions held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest then due and payable with respect to the Credit Extensions held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 9.04 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Credit Extension, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

Section 9.05      Amendments and Waivers. Any provision of this Agreement or the Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (or the Agent with the consent of the Required Lenders) (other than other than any amendment as set forth in Section 2.24 in connection with the addition of a Subsidiary Borrower which amendment shall be in writing and signed by the Company and the Agent (acting in consultation with the Lenders)); provided that no such amendment or waiver shall:

(a)            (x) unless signed by all the Lenders directly affected thereby, (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all the Lenders and except for an increase in the Commitments in accordance with Section 2.01.2) or subject any Lender to any additional obligation, (ii) reduce the principal of or, except as set forth in Section 2.10 or Section 8.01(b) and (c), rate of interest on any Loan or any Reimbursement Obligation or any fees hereunder or (iii) postpone the date fixed for any payment of principal of or interest on any Loan or Reimbursement Obligation or any fees hereunder or for the termination of any Commitment or extend the expiry date of any Facility LC to a date after the Facility Termination Date or (y) unless signed by each Lender, (i) change the percentage of the Commitments or the Aggregate Outstanding Credit Exposure which shall be required for the Lenders or any of them to take any action under this Section 9.05 or any other provision of this Agreement, (ii) change Section 9.04 in a manner that would alter the pro rata sharing of payments required thereby, (iii) change any of the provisions of this Section 9.05 or (iv) release the Company from its obligations under Article 10; or

(b)            unless signed by a Designated Lender or its Designating Lender, subject such Designated Lender to any additional obligation or affect its rights hereunder (unless the rights of all the Lenders hereunder are similarly affected).

No amendment of any provision of this Agreement affecting the rights or duties of the Agent shall be effective without the written consent of the Agent, no amendment of any provision relating to any LC Issuer shall be effective without the written consent of such LC Issuer, no amendment of any provision of this Agreement relating to any Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the applicable Swing Line Lenders and no amendment, waiver or modification of Section 2.23 shall be effective without the written consent of the Agent, each LC Issuer and each Swing Line Lender.

Notwithstanding anything herein to the contrary, as to any amendment or amendment and restatement otherwise approved in accordance with this Section 9.05, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment or amendment and restatement, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

Section 9.06      Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

(b)            Any Lender may at any time grant to one or more banks or other institutions (each a “Participant”), other than an Ineligible Institution, participating interests in its Commitment or any or all of its Outstanding Credit Exposure. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in Section 9.05(a)(x)(i), (ii), or (iii) without the consent of the Participant. Each Borrower agrees that each Participant shall, be entitled to the benefits of Article 8 (in the case of Section 8.04, subject to the requirements and limitations therein, including the requirements under Section 8.04(g) (it being understood that the documentation required under Section 8.04(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph of this Section 9.06; provided that such Participant (A) agrees to be subject to the provisions of Section 8.06 as if it were an assignee under paragraph (b) of this Section 9.06; and (B) shall not be entitled to receive any greater payment under Section 8.03 or Section 8.04, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 8.06(b) with respect to any Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(c)            Any Lender may at any time assign to one or more banks or other institutions (each an “Assignee”), other than an Ineligible Institution, all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and any Loan Document, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Company, the Agent and each LC Issuer; provided that (i) the Company’s consent shall not be required (x) if an Event of Default pursuant to Section 6.01(a), (f) or (g) has occurred and is continuing or (y) for an assignment to a Lender or an Affiliate of a Lender and (ii) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 10 Business Days. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement with respect to the interest assigned and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Company shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment (other than an assignment to an affiliate of the transferor Lender), the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. The Assignee shall deliver to the Company and the Agent the forms required by Section 8.04(g). The Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything herein to the contrary, no Assignee, with respect to which the Company shall not have provided consent to the applicable assignment, shall be entitled to receive any greater payment under Section 8.03 or 8.04, with respect to any Commitments or Loans, than its assigning Lender would have been entitled to receive.

(d)            Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note, if any, to a Federal Reserve Bank or any central bank having jurisdiction over such Lender. No such assignment shall release the transferor Lender from its obligations hereunder.

Section 9.07      Designated Lenders.

(a)            Subject to the provisions of this Section 9.07(a), any Lender may from time to time elect to designate an Eligible Designee to provide all or a portion of the Ratable Loans to be made by such Lender pursuant to this Agreement; provided that such designation shall not be effective unless the Company and the Agent consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. When a Lender and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit D hereto (a “Designation Agreement”) and the Company and the Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Ratable Loans to be made by such Designating Lender pursuant to Section 2.01 or 2.03, and the making of such Ratable Loans or portions thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Ratable Loans or portion thereof were made by the Designating Lender. As to any Ratable Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Lender making such Ratable Loans or portion thereof would have had under this Agreement and otherwise; provided that its voting rights under this Agreement shall be exercised solely by its Designating Lender and its Designating Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, including its obligations in respect of the Ratable Loans or portion thereof made by it. No additional Note shall be required to evidence Ratable Loans or portions thereof made by a Designated Lender; and the Designating Lender shall be deemed to hold its Note, if any, as agent for its Designated Lender to the extent of the Ratable Loans or portion thereof funded by such Designated Lender. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Company nor the Agent shall be responsible for any Designating Lender’s application of such payments. In addition, any Designated Lender may (i) with notice to, but without the prior written consent of the Company or the Agent, assign all or portions of its interest in any Ratable Loans to its Designating Lender or to any financial institutions consented to by the Company and the Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Ratable Loans or portions thereof made by such Designated Lender and (ii) disclose on a confidential basis any non-public information relating to its Ratable Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender to the extent permitted by Section 9.09.

(b)            Each party to this Agreement agrees that it will not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Lender for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 9.07(b) shall survive the termination of this Agreement.

Section 9.08      Collateral. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 9.09      Confidentiality. The Agent, the LC Issuers and the Lenders each agree to hold any confidential information (other than, for the avoidance of doubt, information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry) which it may receive from the Company in connection with this Agreement (“Information”) in confidence, except for disclosure (a) to its affiliates and to its and its affiliates’ partners, directors, officers, employees and agents and to the Agent and any other Lender and their respective affiliates, (b) to legal counsel, accountants, and other advisors to such Lender or to a Participant or Assignee to which disclosure would be permitted under clause (f)(ii) below (it being understood that, to the extent such Persons do not have fiduciary duties of confidentiality to the Agent, the LC Issuer or the Lender making such disclosure, such Persons will be informed of the confidential nature of such information and instructed to keep such information confidential), (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) in connection with any legal proceeding relating hereto or to the exercise of remedies or the enforcement or rights hereunder, (f)(i) to its actual or prospective contractual counterparties in swap agreements relating to any Borrower and its obligations or to legal counsel, accountants and other advisors to such counterparties or (ii) to prospective Participants and Assignees, in each case that agree in writing to be bound by this Section 9.09 or similar confidentiality provisions, (g) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder and (h) to any credit insurance provider relating to any Borrower and its Obligations. Each Borrower agrees that from and after the Effective Date the terms of this Section 9.09 shall set forth the entire agreement between such Borrower and each Lender (including the Agent) and each LC Issuer with respect to any confidential information previously or hereafter received by such Lender or such LC Issuer in connection with this Agreement, and this Section 9.09 shall supersede any and all prior confidentiality agreements entered into by such Lender or such LC Issuer with respect to such confidential information.

EACH LENDER ACKNOWLEDGES THAT “INFORMATION” (AS DEFINED IN THIS SECTION 9.09) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY, ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON- PUBLIC INFORMATION ABOUT THE COMPANY, ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.10      USA PATRIOT ACT. Each Lender that is subject to the requirements of the Patriot Act and the requirements of the Beneficial Ownership Regulation hereby notifies each Borrower that, pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the such Borrower, which information includes the name, address and tax identification number of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations.

Section 9.11      Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH BORROWER HEREBY SUBMITS TO THE exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 9.12      Waiver of Jury Trial. EACH BORROWER, THE AGENT, EACH LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATING TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

Section 9.13      Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further that, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company and each other Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders, the Company and the other Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any other Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.14      No Fiduciary Duty. Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations with respect to the Loan Documents and transactions contemplated thereby except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, such Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto.

Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Borrower, its Subsidiaries and other companies with which such Borrower or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Borrower or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with any Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Borrower or any of its Subsidiaries, confidential information obtained from other companies.

Section 9.15      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.16      Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.11 in the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each such Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.24. Each Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.11 in the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, by service of process upon the Company as provided in this Section 9.16; provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Subsidiary Borrower shall have given written notice to the Agent (with a copy thereof to the Company). Each Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Subsidiary Borrower. To the extent any Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.17      Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for agreements in respect of Derivatives Obligations or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.18      Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.18 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.

Article 10.

COMPANY GUARANTEE

In order to induce the Lenders to extend credit to the Borrowers hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of the Subsidiary Borrowers (collectively, the “Guaranteed Obligations”). The Company further agrees that the due and punctual payment of such Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Guaranteed Obligation.

The Company waives presentment to, demand of payment from and protest to any Subsidiary of any of the Guaranteed Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company under this Article 10 shall not be affected by (a) the failure of the Agent, any LC Issuer or any Lender to assert any claim or demand or to enforce any right or remedy against any Subsidiary under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document or any other agreement (other than to the extent provided for in any express, written release, amendment, modification or waiver with respect to any of this Article 10 made in accordance with Section 9.05); (d) any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations; (e) the failure of the Agent (or any applicable Lender) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Subsidiary or any other guarantor of any of the Guaranteed Obligations; (g) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Subsidiary or any other guarantor of any of the Guaranteed Obligations, for any reason related to this Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Agent, any LC Issuer or any Lender to any balance of any deposit account or credit on the books of the Agent, any LC Issuer or any Lender in favor of any Subsidiary or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise.

The Company further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Agent, any LC Issuer or any Lender upon the insolvency, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Guaranteed Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Agent, any LC Issuer or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Subsidiary to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Agent, any LC Issuer or any Lender, forthwith pay, or cause to be paid, to the Agent, such LC Issuer or such Lender in cash an amount equal to the unpaid principal amount of the Guaranteed Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Guaranteed Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Foreign Currency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other similar event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Agent, any LC Issuer or any Lender, disadvantageous to the Agent, such LC Issuer or such Lender in any material respect, then, at the election of the Agent or such Lender, the Company shall make payment of such Guaranteed Obligation in Dollars (based upon the Dollar Amount of such Guaranteed Obligation on the date of payment) and/or in New York or such other Foreign Currency Payment Office as is designated by the Agent or such Lender and, as a separate and independent obligation, shall indemnify the Agent, such LC Issuer and such Lender, as applicable, against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations owed by such Subsidiary.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Guaranteed Obligations.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EMERSON ELECTRIC CO.

By:	/s/ Frank J. Dellaquila
Name:	Frank J. Dellaquila
Title:	Senior Executive Vice President & Chief Financial Officer

By:	/s/ James H. Thomasson
Name:	James H. Thomasson
Title:	Vice President & Treasurer

Emerson Electric Co.

Credit Agreement

JPMORGAN CHASE BANK, N.A., as Agent, a Lender and an LC Issuer

By:	/s/ Jonathan Bennett
Name:	Jonathan Bennett
Title:	Executive Director

Emerson Electric Co.

Credit Agreement

CITIBANK, N.A., as a Lender and an LC Issuer

By:	/s/ Susan Olsen
Name:	Susan Olsen
Title:	Vice President

Emerson Electric Co.

Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Eric Hill
Name:	Eric Hill
Title:	Director

Emerson Electric Co.

Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Charlene Saldanha
Name:	Charlene Saldanha
Title:	Vice President

Emerson Electric Co.

Credit Agreement

BNP PARIBAS, as a Lender

By:	/s/ Kirk Hoffman
Name:	Kirk Hoffman
Title:	Managing Director

By:	/s/ Tony Baratta
Name:	Tony Baratta
Title:	Managing Director

Emerson Electric Co.

Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Annie Chung
Name:	Annie Chung
Title:	Director

Emerson Electric Co.

Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

Emerson Electric Co.

Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Patrick Mueller
Name: Patrick Mueller
Title: Managing Director

Emerson Electric Co.

Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew G. Payne
Name: Andrew G. Payne
Title: Managing Director

Emerson Electric Co.

Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Seema Pasha
Name: Seema Pasha
Title: Vice President

Emerson Electric Co.

Credit Agreement

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

Emerson Electric Co.

Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	Kelsey Hehman
Name: Kelsey Hehman
Title: Assistant Vice President

Emerson Electric Co.

Credit Agreement

DBS BANK LTD., as a Lender

By:	/s/ Josephine Lim
Name: Josephine Lim
Title: Senior Vice President

Emerson Electric Co.

Credit Agreement

Bank of China, Chicago Branch, as a Lender

By:	/s/ Xu Yang
Name: Xu Yang
Title: SVP, Deputy Branch Manager

Emerson Electric Co.

Credit Agreement

Nordea Bank ABP, New York Branch, as a Lender

By:	/s/ Ola Anderssen
Name: Ola Anderssen
Title: First Vice President

By:	/s/ Anders Holmgaard
Name: Anders Holmgaard
Title: Managing Director

Emerson Electric Co.

Credit Agreement

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Jack Stibich
Name: Jack Stibich
Title: Officer

Emerson Electric Co.

Credit Agreement

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Hansjuerg Raez
Name: Hansjuerg Raez
Title: Director

By:	/s/ Danielle Calo
Name: Danielle Calo
Title: Associate Director

Emerson Electric Co.

Credit Agreement

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender

By:	/s/ Cynthia Dioquino
Name: Cynthia Dioquino
Title: Director

Emerson Electric Co.

Credit Agreement

ICICI BANK LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Akshay Chaturvedi
Name: Akshay Chaturvedi
Title: Country Head - USA

Emerson Electric Co.

Credit Agreement

PRICING SCHEDULE

Level	Index Debt Rating	Base Rate Spread	Term Benchmark Spread	RFR Spread	Facility Fee Rate
I	AA-/Aa3 or better	0 bps	58.0 bps	58.0 bps	4.5 bps

II	A+/A1	0 bps	70.0 bps	70.0 bps	5.0 bps

III	A/A2	0 bps	80.5 bps	80.5 bps	7.0 bps

IV	A-/A3	0 bps	91.0 bps	91.0 bps	9.0 bps

V	BBB+/Baa1 or below	1.5 bps	101.5 bps	101.5 bps	11.0 bps

SCHEDULE 1.1(a)

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$325,000,000
Citibank, N.A.	$325,000,000
Bank of America, N.A.	$250,000,000
Barclays Bank PLC	$250,000,000
BNP Paribas	$250,000,000
Deutsche Bank AG New York Branch	$250,000,000
Goldman Sachs Bank USA	$250,000,000
HSBC Bank USA, National Association	$250,000,000
Wells Fargo Bank, National Association	$250,000,000
Royal Bank of Canada	$150,000,000
Standard Chartered Bank	$150,000,000
U.S. Bank National Association	$150,000,000
DBS Bank Ltd.	$125,000,000
Bank of China, Chicago Branch	$100,000,000
Nordea Bank Abp, New York Branch	$100,000,000
The Northern Trust Company	$100,000,000
UBS AG, Stamford Branch	$100,000,000
Australia and New Zealand Banking Group Limited	$75,000,000
ICICI Bank Limited, New York Branch	$50,000,000

TOTAL	$3,500,000,000

SCHEDULE 1.1(b)

FOREIGN CURRENCY PAYMENT OFFICES

Currency	Foreign Currency Payment Office

Dollars	JPMorgan Chase Bank, N.A., New York, New York

Euros	JPMorgan Chase Bank, N.A., New York, New York

British Pounds Sterling	JPMorgan Chase Bank, N.A., New York, New York

Japanese Yen	JPMorgan Chase Bank, N.A., New York, New York

EXHIBIT A-1 - Ratable Note

RATABLE NOTE

New York, New York

_______________, 20__

For value received, [Emerson Electric Co., a Missouri corporation][Name and Jurisdiction of Subsidiary Borrower] (the “Borrower”), promises to pay to _________________________ (the “Lender”), for the account of its Applicable Lending Office, the unpaid principal amount of each Ratable Loan made by the Lender to [the Borrowers][such Borrower] pursuant to the Credit Agreement referred to below on the Facility Termination Date. The Borrower promises to pay interest on the unpaid principal amount of each such Ratable Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in immediately available funds at the place specified pursuant to Article 2 of the Credit Agreement.

All Ratable Loans made [to such Borrower] by the Lender, the respective types, currencies and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Ratable Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the Ratable Notes referred to in the Credit Agreement dated as of February 17, 2023 among Emerson Electric Co., the Subsidiary Borrowers party thereto from to time to time, the Lenders and LC Issuers parties thereto, and JPMorgan Chase Bank, N.A., as Agent (as the same may be amended from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

[EMERSON ELECTRIC CO.][NAME OF SUBSIDIARY BORROWER]

By:
Name:
Title:

RATABLE LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Facility Termination Date	Notation Made by

EXHIBIT A-2 - Swing Line Note

SWING LINE NOTE

New York, New York

_______________, 20__

For value received, [Emerson Electric Co., a Missouri corporation][Name and Jurisdiction of Subsidiary Borrower] (the “Borrower”), promises to pay to ______________________ (the “Lender”), for the account of its Applicable Lending Office, the unpaid principal amount of each Swing Line Loan made by the Lender to [the Borrowers][such Borrower] pursuant to the Credit Agreement referred to below on the Facility Termination Date. The Borrower promises to pay interest on the unpaid principal amount of each such Swing Line Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in immediately available funds at the place specified pursuant to Article 2 of the Credit Agreement.

All Swing Line Loans made [to such Borrower] by the Lender, the respective currencies and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Swing Line Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the Swing Line Notes referred to in the Credit Agreement dated as of February 17, 2023 among Emerson Electric Co., the Subsidiary Borrowers party thereto from to time to time, the Lenders and LC Issuers parties thereto, and JPMorgan Chase Bank, N.A., as Agent (as the same may be amended from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

[EMERSON ELECTRIC CO.][NAME OF SUBSIDIARY BORROWER]

By:
Name:
Title:

SWING LINE LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Facility Termination Date	Notation Made by

EXHIBIT B - Opinion of Special Counsel for the Company

[Attached]

EXHIBIT C - Assignment and Assumption Agreement

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an affiliate of [identify Lender]1]

3.	Borrowers:	Emerson Electric Co. and certain Subsidiary Borrowers

4.	Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

1 Select as applicable.

5.	Credit Agreement:	The $3,500,000,000 Credit Agreement dated as of February 17, 2023 among Emerson Electric Co., the Subsidiary Borrowers from time to time party thereto, the financial institutions parties thereto, and JPMorgan Chase Bank, N.A., as Agent

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date:____________________, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[Consented to and][3] Accepted:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Title:

[Consented to:][4]

[NAME OF RELEVANT PARTY]

By:
Title:

3 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

4 To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, LC Issuer) is required by the terms of the Credit Agreement.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.               Representations and Warranties.

1.1            Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a Lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, any Arranger, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.            Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT D - Designation Agreement

(Section 9.07)

DESIGNATION AGREEMENT

dated as of _________________, ____

Reference is made to the Credit Agreement dated as of February 17, 2023 (as amended from time to time, the “Credit Agreement”) among Emerson Electric Co., a Missouri corporation (the “Company”), the Subsidiary Borrowers party thereto from to time to time, the Lenders and LC Issuers party thereto and JPMorgan Chase Bank, N.A., as Agent (the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

_________________ (the “Designator”) and _________________ (the “Designee”) agree as follows:

(a)            The Designator designates the Designee as its Designated Lender under the Credit Agreement and the Designee accepts such designation.

(b)            The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by such Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

(c)            The Designee confirms that it is an Eligible Designee; appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designee is obligated to deliver or has the right to receive thereunder; and acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement, and agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 9.05(b) of the Credit Agreement.

(d)            The Designee confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 4.04 or delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; agrees that it will, independently and without reliance upon the Agent, the Designator, any LC Issuer or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement. The Designee acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as provided in Sections 9.07(a) and 9.09 thereof).

(e)            Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Company, it will be delivered to the Agent for its consent. This Designation Agreement shall become effective when the Agent consents hereto or on any later date specified on the signature page hereof.

(f)            Upon the effectiveness hereof, (i) the Designee shall have the right to make Ratable Loans or portions thereof as a Lender pursuant to Section 2.02 of the Credit Agreement and the rights of a Lender related thereto and (ii) the making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.

(g)            This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date*:__________, ____

[NAME OF DESIGNATOR]

By:
Name:
Title:

* This date should be no earlier than the date of the Agent’s consent hereto.

[NAME OF DESIGNATEE]

By:
Name:
Title:

The undersigned consent to the foregoing designation.

EMERSON ELECTRIC CO.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

EXHIBIT E-1 – Tax Form

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 17, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Emerson Electric Co. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as Agent.

Pursuant to the provisions of Section 8.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

DATE: __________ __, 20__

EXHIBIT E-2 – Tax Form

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 17, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Emerson Electric Co. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as Agent.

Pursuant to the provisions of Section 8.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

DATE: __________ __, 20__

EXHIBIT E-3 – Tax Form

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 17, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Emerson Electric Co. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as Agent.

Pursuant to the provisions of Section 8.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

DATE: __________ __, 20__

EXHIBIT E-4 – Tax Form

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 17, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Emerson Electric Co. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as Agent.

Pursuant to the provisions of Section 8.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

DATE: __________ __, 20__

EXHIBIT F-1 – Borrowing Subsidiary Agreement

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [_____] (this “Agreement”), among Emerson Electric Co., a Missouri corporation (the “Company”), [Name of Subsidiary Borrower], a [__________] (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A. as administrative agent (the “Agent”).

Reference is hereby made to the Credit Agreement dated as of February 17, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Emerson Electric Co. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Subsidiary Borrower. In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article 2 of the Credit Agreement. [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Advances under the Credit Agreement on behalf of the New Borrowing Subsidiary and sign this Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [______________].]

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement (except the representations and warranties set forth in Sections 4.04(b), 4.05, 4.06 and 4.08 of the Credit Agreement) are true and correct on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct as of that date. [INSERT OTHER PROVISIONS REASONABLY REQUESTED BY AGENT OR ITS COUNSELS] The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement is a Loan Document under (and as defined in) the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

EMERSON ELECTRIC CO.

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

EXHIBIT F-2 – Borrowing Subsidiary Termination

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.
as Agent
for the Lenders referred to below
[__________]
[__________]
Attention: [__________]

[Date]

Ladies and Gentlemen:

The undersigned, among Emerson Electric Co., a Missouri corporation (the “Company”), refers to the Credit Agreement dated as of February 17, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto and JPMorgan Chase Bank, N.A., as Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [______________] (the “Terminated Borrowing Subsidiary”) as a Subsidiary Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full; provided that the Terminated Borrowing Subsidiary shall not have the right to make further Advances under the Credit Agreement.]

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

EMERSON ELECTRIC CO.

By:
Name:
Title: